CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

Exhibit 10.12

Execution Version

INTERNALIZATION AGREEMENT

by and among

MN8 Energy, Inc.,

Goldman Sachs Renewable Power Operating Company LLC,

Goldman Sachs Renewable Power LLC,

Goldman Sachs Asset Management, L.P.,

and

GSAM Holdings II LLC

dated as of

May 18, 2022

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

INTERNALIZATION AGREEMENT

THIS INTERNALIZATION AGREEMENT (this “Agreement”), dated as of May 18, 2022, is entered into by and among (i) MN8 Energy, Inc., a Delaware corporation (“GSRP Holdings”), (ii) Goldman Sachs Renewable Power Operating Company LLC, a Delaware limited liability company (“OpCo”), (iii) Goldman Sachs Renewable Power LLC, a Delaware limited liability company (“GSRP” and together with OpCo and GSRP Holdings, the “GSRP Parties”), (iv) Goldman Sachs Asset Management, L.P., a Delaware limited partnership (“GSAM”), and (v) GSAM Holdings II LLC, a Delaware limited liability company (“GSAM Holdings II” and, together with GSAM, the “GSAM Entities”). Each of the foregoing is sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, GSRP Holdings has been formed for the purpose of effecting an IPO (as defined herein);

WHEREAS, GSRP is the managing member and only voting equity holder in OpCo;

WHEREAS, GSAM Holdings II is the Special Interest Member (as such term is defined in the OpCo LLC Agreement) in OpCo;

WHEREAS, GSAM is responsible for the management of the business of GSRP and its Subsidiaries (the “Business”) pursuant to, and serves as “Manager” under, that certain Management Services Agreement, dated as of February 9, 2018, by and among GSRP and GSAM (the “Management Agreement”); and

WHEREAS, the Parties hereto desire to, among other things, (i) internalize certain management services provided directly or indirectly as of the date of this Agreement by GSAM, (ii) cause the termination of the Management Agreement, and (iii) enter into a transition services agreement pursuant to which GSAM will provide certain administrative services to the GSRP Parties for a specified period of time (the “TSA”) (collectively with the other actions contemplated by this Agreement, the “Internalization Transactions”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I.

DEFINED TERMS

Capitalized terms used herein without definition shall have the respective meanings assigned thereto in Exhibit A attached hereto and incorporated herein for all purposes of this Agreement.

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

ARTICLE II.

INTERNALIZATION

Section 2.01 Senior Management Team. In connection with the Closing of the transactions contemplated by this Agreement, GSRP shall make offers of employment to (a) Jon Yoder (“Yoder”), pursuant to which Yoder shall serve from and after the Closing as President and Chief Executive Officer of GSRP, and (b) David Fernandez (“Fernandez”), pursuant to which Fernandez shall serve from and after the Closing as Chief Operating Officer of GSRP.

Section 2.02 GSAM Subject Employees.

(a)

Prior to the Closing, one (1) or more GSRP Entities shall make offers of employment to certain employees of GSAM or its Affiliates who are located in the United States or Spain and primarily devote their business time to the Business, each of whom is set forth on Exhibit H hereto, which Exhibit H shall be promptly updated to reflect any changes (including with respect to the addition or removal of GSAM Subject Employees) that occur prior to the Closing. The offers of employment applicable to each GSAM Subject Employee shall include compensation terms that are, in the aggregate, not materially less favorable than the total compensation applicable to each such GSAM Subject Employee immediately prior to the Closing. GSAM will cooperate with and assist in the transition of the GSAM Subject Employees to the GSRP Entities, as applicable, including by (i) waiving any requirement that GSAM Subject Employees provide a period of notice before the termination of their employment; (ii) waiving the application of any non-competition, non-disclosure and client non-solicitation covenant with respect to GSAM Subject Employees’ association with or performance of services on behalf of the GSRP Entities; (iii) waiving the application of any employee non-solicitation covenant with respect to soliciting or hiring GSAM Subject Employees to associate with or be employed by the GSRP Entities; and (iv) offering to waive any non-competition and client non-solicitation, as well as any employee non-solicitation restrictions with respect to soliciting or hiring GSAM Subject Employees to associate with or perform services on behalf of the GSRP Entities, in conjunction with the offer of accelerated vesting provided in Section 2.02(b), below. Except as expressly set forth in the preceding sentence, GSAM is not waiving any restrictive covenants binding any GSAM Subject Employee. In no case will GSAM be required to provide any personnel records to the GSRP Entities relating to the GSAM Subject Employees unless a GSRP Entity is required by applicable Law to maintain a copy of such personnel records with respect to a Transferring Employee, in which case GSAM shall make the applicable personnel record available to GSRP or its designee. Any employees hired by GSAM or its Affiliates to provide services with respect to the Business at the request of Yoder or Fernandez from the date of this Agreement until Closing will be deemed to be GSAM Subject Employees for all purposes of this Agreement, and GSRP agrees to reimburse GSAM or its designee for all costs incurred by GSAM or any of its Affiliates in connection with the payment of any relocation or signing bonuses paid to such employees that have been approved by Yoder or Fernandez in writing prior to the hiring of the applicable individual (including, for the avoidance of doubt, employer-side payroll taxes); provided, that, notwithstanding anything to the contrary in the Management Agreement, such payment will not be due until the first invoice is due and payable by GSRP under the TSA and such payment shall not be duplicative of any payment due under the Management Agreement.

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(b)

As soon as practicable following the Closing, but in no event later than the earlier of (i) the date required by Applicable Law and (ii) one month from the Closing Date, GSAM will, or shall cause its applicable Affiliate to, pay or provide to each GSAM Subject Employee the aggregate amount of his or her accrued and unpaid base salary or wages, accrued and unused vacation to the extent payable under GSAM’s vacation policies, and approved and unpaid business expenses, in each case as of immediately prior to the Closing. Pursuant to agreements that will be furnished by GSAM to GSRP prior to the Closing in form and substance reasonably satisfactory to GSRP, GSAM will, or will cause its applicable Affiliate to, offer accelerated vesting of Unvested RSUs to each GSAM Subject Employee who holds Unvested RSUs, as that term is defined in their applicable year-end equity award agreement(s), in accordance with and subject to the conditions of the applicable year-end equity award agreement(s) and The Goldman Sachs Amended and Restated Stock Incentive Plan, as amended from time to time (the “SIP”); provided that any GSAM Subject Employee who is no longer employed by GSRP at the one-year anniversary of the Closing will forfeit any RSUs that are vested on an accelerated basis pursuant to this sentence. For the avoidance of doubt, the Goldman RSUs will remain subject to the delivery schedule, forfeiture risk, and transfer restrictions applicable to RSUs in the applicable year-end equity award agreement(s) and the SIP, except to the extent those provisions are waived in accordance with Section 2.02(a). With respect to each GSAM Subject Employee, GSAM will, or will cause its applicable Affiliate to, contribute to the applicable 401(k) plan such GSAM Subject Employee’s accrued and unpaid 401(k) match amount in accordance with the terms of the applicable plan as such terms apply to other participants in such plan, including such terms governing the timing of such contribution. GSAM shall remain responsible for paying and satisfying, and shall protect, defend, indemnify and hold harmless the GSRP Entities from, all Liabilities related to or arising from the employment or service of each GSAM Subject Employee with GSAM (or the applicable GSAM Affiliate that employed such person prior to the Closing), to the extent that such Liabilities relate to or arise from the period prior to the Closing. From and after the Closing, the GSRP Entities will be responsible for paying and satisfying and shall protect, defend, indemnify and hold harmless the GSAM Entities from all Liabilities related to or arising from the employment or service of each of the GSAM Subject Employees who accepts a GSRP Entity’s offer of employment and commences service with GSRP (each, a “Transferring Employee”), to the extent that such Liabilities relate to or arise from such Transferring Employee’s employment with a GSRP Entity. Each Transferring Employee shall be deemed to have resigned his or her employment with GSAM or its applicable Affiliate in order to assume employment with the applicable GSRP Entity.

(c)

GSRP will, and will cause its Affiliates to, use reasonable best efforts to treat all service of the Transferring Employees with GSAM and any of their predecessors attributable to any period prior to such employment transfer as service rendered to GSRP and its Affiliates, in addition to service earned with GSRP and its Affiliates after the Closing, for purposes of eligibility and vesting under each applicable employee benefit plan, practice, program, agreement or arrangement maintained by GSRP and its Affiliates in which Transferring

CONFIDENTIAL TREATMENT REQUESTED

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Employees are eligible to participate following such employment transfer (“GSRP Benefit Plans”). GSRP will, or will cause its Affiliates to, use reasonable best efforts to waive all pre-existing condition exclusions, evidence of insurability requirements, actively at work requirements, or waiting periods for participation and coverage applicable under GSRP Benefit Plans providing health benefits with respect to Transferring Employees and their eligible dependents to the extent that such exclusion, evidence of insurability requirement, actively at work requirement, or waiting period would not have applied to such Transferring Employee under the terms of the comparable GSAM benefit plans. GSRP will, or will cause its Affiliates to, use reasonable best efforts to credit Transferring Employees with any amounts paid under a GSAM Benefit Plan providing health benefits prior to the date of employment transfer and during the plan year that includes the date of employment transfer for purposes of satisfying any applicable deductible, coinsurance or out-of-pocket requirements for the plan year that includes the date of employment transfer as if such amounts had been paid under a corresponding GSRP Benefit Plan providing health benefits. Notwithstanding the above, no such service will be recognized or credit given to a Transferring Employee to the extent that such recognition or credit would result in the duplication of benefits to such Transferring Employee.

(d)

Nothing contained in this Section 2.02 will (i) be treated as the establishment, an amendment or other modification of any benefit plan, or require the establishment, amendment or modification of any such plan, (ii) require GSRP, GSAM, any Affiliate of either of them, or any successor thereto to continue to employ or engage the services of any individual or maintain any benefit plan after the Closing Date, or (iii) create any rights or obligations except between the Parties hereto, or give any third party (including any GSAM Subject Employee) any right to enforce the provisions of this Section 2.02.

Section 2.03 Termination of Management Agreement. At the Closing, and without any further action required by any party thereto, the Management Agreement shall terminate. Termination of the Management Agreement shall be deemed a termination pursuant to Section 10.1 of the Management Agreement and shall have the effects specified in the Management Agreement, including the survival of any rights or obligations that accrued prior to the termination and as provided in Section 6.4, Article VII, Article IX, Article X, and Article XI of the Management Agreement.

Section 2.04 Internalization Payment. At the Closing, OpCo shall pay to GSAM Holdings II a cash payment equal to thirty million dollars (US$30,000,000); provided, that such amount shall be reduced by the sum of the aggregate amount of any cash signing bonuses paid to GSAM Subject Employees who become employees of a GSRP Entity, which shall not exceed three million dollars (US$3,000,000) in the aggregate. Prior to the Closing, GSRP shall provide to GSAM Holdings II documentation evidencing all cash signing bonuses described in the proviso in the preceding sentence. If the transactions contemplated by the QBI Agreement are consummated, four million dollars (US$4,000,000) of the cash payment pursuant to this Section 2.04 shall be credited against, and shall reduce, the purchase price payable under the QBI Agreement.

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

Section 2.05 Limited Liability Company Agreement Amendments. Concurrently with the Closing, (a) the GSRP LLC Agreement shall be amended and restated to read as set forth in Exhibit B hereto, and (b) the OpCo LLC Agreement shall be amended and restated to read as set forth in Exhibit C hereto (the “Amended OpCo LLC Agreement”).

Section 2.06 Transition Services. From and after the Closing, except as contemplated herein and in the TSA to be entered into by GSRP, OpCo, GSRP Holdings and GSAM at the Closing in the form attached as Exhibit D hereto, the GSRP Parties shall be responsible for performing all management functions necessary or appropriate for the operation of the Business.

Section 2.07 Boca Raton Lease.

(a)

GSAM agrees that, on or prior to the Closing, The Goldman Sachs Group, Inc., an Affiliate of GSAM and tenant under the Lease (the “Tenant”), shall be obligated to assign to GSRP (which is acquiring all or substantially all of the business conducted at the Premises), and GSRP shall be obligated to assume, that certain lease agreement (the “Lease”) for the office premises located in Boca Raton, Florida (the “Leased Premises”), pursuant to the form of Lease Assignment attached as Exhibit E hereto (the “Lease Assignment”), and the Parties agree to enter into any documentation, and GSAM shall cause The Goldman Sachs Group, Inc. to enter into any documentation, on or prior to the Closing, that may be required by the landlord under the Lease (the “Landlord”) to effect the Lease Assignment. GSAM and GSRP hereby agree that GSAM shall receive a payment for any rent and other sums paid by The Goldman Sachs Group, Inc. to Landlord pursuant to the terms of the Lease before the Closing Date that apply to any period after the Closing Date.

(b)

GSAM shall remain responsible for paying and satisfying, and shall protect, defend, indemnify and hold harmless GSRP from, all Liabilities (including rent) related to or arising from the Lease, to the extent such Liabilities relate to or arise from the period prior to the effective date of the Lease Assignment, which shall be the Closing Date. From and after the Closing Date, GSRP will be responsible for paying and satisfying, and shall protect, defend, indemnify and hold harmless GSAM from, all Liabilities related to or arising from the Lease, to the extent such Liabilities relate to or arise from the period after the Closing Date.

Section 2.08 Board Composition. From the Closing Date and until the consummation of an IPO or Sale, (i) the GSRP Board shall consist of not less than five (5) and not more than nine (9) directors, and (ii) GSAM shall have the right to designate one (1) director (the “GSAM Director”) of GSRP who shall be appointed to the GSRP Board as of the Closing Date. Prior to an IPO, all material approvals of the board of directors of GSRP Holdings will also be subject to approval of the GSRP Board. Following an IPO, for so long as the GSAM Entities and their Affiliates, collectively, have an ownership interest in GSRP Holdings representing at least five percent (5%) of the outstanding shares of common stock of GSRP Holdings, GSAM shall have the right to designate one (1) GSAM Director of GSRP Holdings, who shall be appointed to the GSRP Holdings Board as of the closing of the IPO or such earlier date as GSAM shall specify and who shall thereafter be included in the slate of nominees recommended by the GSRP Holdings Board (or any authorized committee thereof) to GSRP Holdings’ stockholders for election to the GSRP Holdings Board at each meeting of stockholders of GSRP Holdings at which the class of directors

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

that includes the GSAM Director is up for election; provided, however, that the GSAM Director shall not be engaged in any activities that are competitive to the GSRP Entities and may but need not be an employee of GSAM and the service of such individual on the Board shall not otherwise violate Applicable Law. Subject to Applicable Law and the listing rules of the principal securities exchange on which the shares of common stock of GSRP Holdings are listed, for as long as GSAM has a right to designate a director pursuant to this Section 2.08 the GSAM Director shall be entitled to be a member of all of the committees of the GSRP Holdings Board. For as long as GSAM declines to exercise a right it then has to designate the GSAM Director to the GSRP Holdings Board, GSAM shall be entitled to designate a board observer (the “GSAM Observer”) if such individual enters into a board observer agreement with GSRP Holdings in the form attached as Exhibit F. Notwithstanding the foregoing, the GSRP Holdings Board or any committee thereof may exclude the GSAM Director or the GSAM Observer, as applicable, from the relevant portion of any meeting to the extent any conflicts of interest exist between any GSAM Entity, the GSAM Director or the GSAM Observer, on the one hand, and the GSRP Entities, on the other. Subject to Applicable Law, at each meeting of stockholders at which the class of directors that includes the GSAM Director is up for election, GSRP Holdings shall solicit proxies in favor of the election of the GSAM Director in the same manner and to the same extent as other members of the GSRP Holdings Board. If the GSAM Director resigns or is removed from the GSRP Holdings Board or is unable to serve on the GSRP Holdings Board due to death or disability, and at such time GSAM continues to be entitled to designate the GSAM Director, GSAM shall have the right to designate a successor who shall be appointed to the GSRP Holdings Board as promptly as practicable following the designation thereof and shall be treated as the GSAM Director for all purposes of this Agreement.

Section 2.09 Registration Rights Agreement. At the consummation of a Traditional IPO (other than an IPO through a Reverse Merger), the Parties shall enter into a registration rights agreement in the form attached as Exhibit G hereto; provided, that in the case of a SPAC Transaction the terms of such registration rights agreement may be modified to the extent reasonably necessary to accommodate the registration rights of other holders.

ARTICLE III.

CLOSING

Section 3.01 Closing. Subject to the provisions of this Agreement, the Closing shall take place remotely via the exchange of executed documents and/or closing deliverables on June 30, 2022; provided that if all conditions to the obligations of the Parties hereto to consummate the transactions contemplated hereby have not been satisfied or waived as of such date, the Closing shall take place on the first Friday following such date on which all conditions to the obligations of the Parties hereto to consummate the transactions contemplated hereby have been satisfied or waived (other than conditions with respect to actions that any Party will take at the Closing itself, but subject to the satisfaction or waiver of such conditions at the Closing) (the “Closing Date”).

Section 3.02 Closing Deliverables.

(a)	At or prior to the Closing, the GSAM Entities shall deliver or cause to be delivered to the GSRP Parties the following:

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PURSUANT TO 17 C.F.R. SECTION 200.83

(i)	the TSA, duly executed by GSAM;

(ii)	the Lease Assignment, duly executed by The Goldman Sachs Group, Inc.;

(iii)

written evidence that the Affiliate Agreements (other than those expressly contemplated by this Agreement or as set forth in Section 6.17 of the GSRP Disclosure Letter) have been terminated in accordance with Section 6.17;

(iv)	Assigned Contracts Documentation, duly executed by GSAM (or an Affiliate, as applicable); and

(v)

a certificate, dated as of the Closing Date, as to the fulfillment of the conditions in Section 7.03(a) signed by duly authorized officers of GSAM and GSAM Holdings II, respectively, which certificate shall have the effect of GSAM and GSAM Holdings II making their respective representations and warranties under this Agreement as of the Closing Date (other than such representations that are made as of a specified date, which shall be remade at the Closing Date as of such specified date).

(b)	At or prior to the Closing, the GSRP Parties shall deliver or cause to be delivered to the GSAM Entities the following:

(i)	the cash payments and documentation specified in Section 2.04;

(ii)	copies of the Amended GSRP LLC Agreement and Amended OpCo LLC Agreement as specified in Section 2.05;

(iii)	the TSA, duly executed by the GSRP Parties;

(iv)	the Lease Assignment, duly executed by GSRP;

(v)	written evidence that Affiliate Contracts (other than those set forth in Section 6.17 of the GSRP Disclosure Letter) have been terminated in accordance with Section 6.17;

(vi)	Assigned Contracts Documentation, duly executed by GSRP or its designee; and

(vii)

a certificate, dated as of the Closing Date, as to the fulfillment of the conditions in Section 7.02(a) signed by duly authorized officers of GSRP, GSRP Holdings and OpCo, respectively which certificate shall have the effect of GSRP, GSRP Holdings and OpCo making their respective representations and warranties under this Agreement as of the Closing Date (other than such representations that are made as of a specified date, which shall be remade at the Closing Date as of such specified date).

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(c)

Each Party shall execute and deliver such additional documents as another Party may reasonably request it to execute in order to implement or document the Closing or give effect to the Internalization Transactions.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF

THE GSAM ENTITIES

Each GSAM Entity represents and warrants to the GSRP Parties as of the date hereof and as of the Closing (provided, that any representation or warranty that addresses matters as of a particular date shall be deemed to have been made only as of such date) as follows:

Section 4.01 Organization. Each GSAM Entity (a) is a limited liability company or limited partnership duly formed, validly existing and (to the extent applicable) in good standing under the laws of the State of Delaware and (b) has the requisite power and authority necessary to carry on its business as it is now being conducted and to own, lease and operate all of its material properties and assets.

Section 4.02 Authority. Each GSAM Entity has all requisite limited liability company or partnership power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each GSAM Entity of this Agreement and the consummation by each GSAM Entity of the transactions contemplated hereby have been duly and validly authorized and approved by all required actions of such GSAM Entity. This Agreement has been duly and validly executed and delivered by each GSAM Entity and (assuming due authorization, execution and delivery by each other Party hereto other than the GSAM Entities) this Agreement constitutes the legal, valid and binding obligation of each GSAM Entity enforceable against each GSAM Entity in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation, liquidation, fraudulent conveyance, preferential transfer or similar Applicable Laws now or hereafter in effect affecting creditors’ rights and remedies generally and except as the availability of equitable remedies may be limited by equitable principles of general applicability (the “Enforceability Exceptions”).

Section 4.03 No Violations. Neither the execution, delivery or performance of this Agreement, nor the consummation by each GSAM Entity of the transactions contemplated hereby, will, with or without the giving of notice, the termination of any grace period or both: (a) violate, conflict with, or result in a breach or default under any provision of the Organizational Documents of such GSAM Entity; (b) violate any Applicable Law; or (c) except for matters contemplated by Section 7.01(d), result in a violation or breach by such GSAM Entity, conflict with or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under any material Contract to which it is a party or by which it or any of its properties or assets are bound.

Section 4.04 Consents and Approvals. No GSAM Entity is required to obtain any consent, waiver or approval of, or make any filing, notification or registration with, any Governmental Authority in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

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Section 4.05 Legal Proceedings; Orders. To the Knowledge of GSAM, there is no Litigation pending or threatened by or against (a) by any employee of GSAM or its Affiliates and arising out of or relating to the Business or (b) that would reasonably be expected to prevent or materially delay the ability of the GSAM Entities to perform their respective obligations hereunder.

Section 4.06 Management Services Agreement. There is no Loss or Litigation known to the GSAM Entities as of the date hereof as to which GSAM or any of its Affiliates are entitled to be indemnified in accordance with the indemnification provisions of the Management Agreement in effect immediately prior to the Closing.

Section 4.07 Employment and Labor Matters. All compensation information regarding the GSAM Subject Employees provided by GSAM in response to requests from GSRP in connection with the transactions contemplated by this Agreement was, to the Knowledge of GSAM, accurate of as of the date provided. GSAM has provided GSRP with compensation information regarding the GSAM Subject Employees sufficient for GSRP to assess whether its offers of employment to each GSAM Subject Employee includes compensation terms that are, in the aggregate, not materially less favorable than the total compensation applicable to each such GSAM Subject Employee immediately prior to the Closing, in order to comply with the covenants contained in Section 2.02(a) of this Agreement.

Section 4.08 Boca Raton Lease. GSAM (on behalf of itself and The Goldman Sachs Group, Inc.) hereby represents and warrants to GSRP that: (a) the Lease (i) represents the entire agreement between The Goldman Sachs Group, Inc. and Landlord with respect to the Leased Premises, (ii) has not been assigned, subleased, modified, amended or extended other than the First Amendment, dated September 4, 2019 and Second Amendment, dated January 22, 2021, and (iii) remains in full force and effect; (b) a true, correct and complete copy of the Lease has been made available to GSRP; (c) there is no pending summary proceedings for the eviction of The Goldman Sachs Group, Inc., as tenant, under the Lease, and there is no pending proceeding or GSAM has no pending written claim against Landlord for offsets against rent payable under the Lease, and The Goldman Sachs Group, Inc. has not delivered notice to the Landlord disputing the amount of rent due pursuant to the Lease; (d) to the Knowledge of GSAM, there are no uncured defaults or unfulfilled obligations that are past due on the part of Landlord or The Goldman Sachs Group, Inc. under the Lease and The Goldman Sachs Group, Inc. has not received notice (written or oral) from Landlord claiming that The Goldman Sachs Group, Inc. is in default of any of its obligations under the Lease; (e) The Goldman Sachs Group, Inc. has not delivered notice of its termination of the Lease (or the surrender of any of the Leased Premises) or of its intention to so terminate the Lease or surrender any portion of the Leased Premises; (f) the rent commencement date for the Lease occurred on May 1, 2019 and the scheduled expiration date for the Lease is August 31, 2024; (g) the monthly base rent currently due and payable under the Lease is $18,814.79 as of March 31, 2022, the monthly recurring reimbursements billed under the Lease are $10,236.51, and the foregoing has been paid through March 31, 2022; (h) Tenant’s pro rata share with respect to expense reimbursements under the Lease is 9.18%; and (i) The Goldman Sachs Group, Inc. has not deposited a cash security deposit or letter of credit with Landlord in connection with the Lease.

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Section 4.09 Investment Intent. Each GSAM Entity that will acquire the stock of GSRP Holdings in connection with an IPO pursuant to Section 4.4.2 of the Amended OpCo LLC Agreement (the “Special Interest Issuance”) will make such acquisition solely for their own account with the intention of holding such stock for investment purposes and not with a view to, or for resale in connection with, any public distribution of such securities in violation of any federal or state securities Laws. Each GSAM Entity is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under applicable Securities Laws. Each GSAM Entity acknowledges that the Pre-IPO Issuance is intended to be exempt from registration under applicable Securities Laws and may not be resold by such GSAM Entity except pursuant to an effective registration statement under applicable Securities Laws or an exemption from registration thereunder and pursuant to registration or qualification (or exemption therefrom) under applicable Securities Laws.

Section 4.10 Legends. Each GSAM Entity understands that the shares issued in the Special Interest Issuance will bear the following legend:

These securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). These securities may not be sold or offered for sale except pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration thereunder, in each case in accordance with all applicable securities laws of the states or other jurisdictions, and in the case of a transaction exempt from registration, such securities may only be transferred if the transfer agent for such securities has received documentation satisfactory to it that such transaction does not require registration under the Securities Act.

Section 4.11 Brokers and Finders. No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker’s, finder’s or similar fee or other commission from, any GSAM Entity in connection with this Agreement or the transactions contemplated hereby.

Section 4.12 QBI Contracts. The Professional Services Agreement by and between QBI Solutions, S.L. (“QBI”) and GSAM Holdings LLC (“GSAM Holdings”), dated as of May 24, 2018, the Software License, Maintenance, and Support Agreement by and between QBI and GSAM Holdings, dated as of May 24, and the Unitholders’ Agreement of QBI entered into between Mr. Hugo Romero García, Mr. Alejandro Crespo Torres, Mr. Carlos Bendito Prieto, Mr. Eduardo Foz García, Mr. Miguel Ángel Fernández Cortés, GSAM Holdings and QBI on May 24, 2018, notarized on such same date before the notary public of Madrid, Mr. Antonio Luis Reina Gutiérrez, under number 4,031 of his official records (all three together, the “QBI Contracts”), constitute each of the Agreements between GSAM Holdings or any GSAM Entity and QBI. True and correct copies of each of the QBI Contracts have been provided to GSRP.

Section 4.13 No Additional Representations. Notwithstanding anything contained in this Agreement to the contrary, the GSAM Entities represent, acknowledge and agree that none of the GSRP Parties nor any other Person has made or is making any representations or warranties relating to the GSRP Parties or their respective Subsidiaries whatsoever, express or implied, beyond those expressly given by the GSRP Parties in Article V and the certificate delivered pursuant to Section 3.02(b)(vi), including any implied representation or warranty as to the accuracy or completeness of any oral or written information regarding the GSRP Parties furnished or made available to the GSAM Entities, or any of its representatives and that none of the GSAM Entities has relied on any such other representation or warranty not set forth in this Agreement.

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ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF THE GSRP PARTIES

Except as set forth in a correspondingly labeled section of the GSRP Disclosure Letter, it being agreed that any matter disclosed in any section or subsection of the GSRP Disclosure Letter shall be deemed disclosed in any other section or subsection to the extent that such information is reasonably apparent on its face to be so applicable to such other section or subsection, each GSRP Party represents and warrants to the GSAM Entities as of the date hereof and as of the Closing (provided, that any representation or warranty that addresses matters as of a particular date shall be deemed to have been made only as of such date) as follows:

Section 5.01 Organization. Each GSRP Party (a) is a corporation or limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and (b) has the requisite power and authority to carry on its business as it is now being conducted and to own, lease and operate all of its material properties and assets.

Section 5.02 Authority. Except for matters contemplated by Section 7.01(c) and Section 7.01(d), each GSRP Party has all requisite corporate or limited liability company power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by each GSRP Party of this Agreement and the consummation by each GSRP Party of the transactions contemplated hereby have been duly and validly authorized and approved by all required actions on the part of each GSRP Party. Except for matters contemplated by Section 7.01(c) and Section 7.01(d), this Agreement has been duly and validly executed and delivered by each GSRP Party and (assuming due authorization, execution and delivery by each Party hereto other than the GSRP Parties) this Agreement constitutes the legal, valid and binding obligation of each GSRP Party enforceable against each GSRP Party in accordance with its terms, subject to the Enforceability Exceptions.

Section 5.03 No Violations. Other than as set forth on Section 5.03 of the GSRP Disclosure Letter, neither the execution, delivery or performance of this Agreement, nor the consummation by each GSRP Party of the transactions contemplated hereby, will, with or without the giving of notice, the termination of any grace period or both: (a) violate, conflict with, or result in a breach or default under any provision of the Organizational Documents of any GSRP Party; (b) violate any Applicable Law; or (c) except for matters contemplated by Section 7.01(c) – (e), result in a violation or breach by any GSRP Party of, conflict with or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, payment or acceleration) under any material Contract to which it is a party or by which it or any of its properties or assets are bound.

Section 5.04 Consents and Approvals. Except as expressly contemplated in Section 6.16, no GSRP Party is required to obtain any consent, waiver or approval of, or make any filing, notification or registration with, any Governmental Authority in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

Section 5.05 Capital Structure; Subsidiaries.

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

(a)

Section 5.05(a) of the GSRP Disclosure Letter sets forth a correct and complete list as of the date hereof of the aggregate number of issued and outstanding membership interests in each of GSRP and OpCo, the owner of each such interest, the aggregate capital contributions made or deemed to be made to GSRP by such member and the capital account balance of such member. All of the outstanding membership interests in each of GSRP and OpCo are free and clear of all Liens other than those contained in the Organizational Documents of such Person or pursuant to Securities Laws.

(b)

Other than tax equity partnerships of the GSRP Entities and the Special Interest Member’s interest in OpCo, GSRP or a wholly owned Subsidiary thereof owns the entire equity interest in each Subsidiary of GSRP.

(c)

Other than as set forth in Section 5.05(c) of the GSRP Disclosure Letter, as contemplated by the Organizational Documents of the GSRP Entities (including the Amended GSRP LLC Agreement and the Amended OpCo LLC Agreement) or any tax equity partnership of the GSRP Entities, there are no outstanding securities, options, warrants, calls, or other similar rights, equity commitments, agreements, arrangements or undertakings (“Equity Rights”) (i) obligating any GSRP Entity to issue, deliver, redeem, purchase or sell, or cause to be issued, delivered, redeemed, purchased or sold, any membership interests or any other equity interests in any GSRP Entity or any instruments or obligations convertible or exchangeable into or exercisable for any membership interests or any other equity interests in any GSRP Entity, (ii) giving any Person a right to subscribe for or acquire any membership interests or any other equity interests in any GSRP Entity or (iii) obligating any GSRP Entity to issue, grant, adopt or enter into any such Equity Right. There are no outstanding restricted shares, restricted share units, stock options, stock appreciation rights, performance shares, performance units, deferred stock units, contingent value rights, “phantom” stock or similar rights issued or granted by any GSRP Entity other than as set forth in Section 5.05(c) of the GSRP Disclosure Letter.

(d)

None of the GSRP Entities has any outstanding bonds, debentures, notes or other similar obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matter. Except as set forth in Section 5.05(d) of the GSRP Disclosure Letter or the Organizational Documents of the GSRP Parties, including the Amended GSRP LLC Agreement and Amended OpCo LLC Agreement, there are no stockholder agreements, voting trusts or other agreements or understandings to which any GSRP Entity is a party with respect to the holding, voting, registration, redemption, repurchase or disposition, or that restricts the transfer of, any capital stock or other voting securities or equity interests of any GSRP Entity.

Section 5.06 Financial Statements.

(a)

Set forth in Section 5.06 of the GSRP Disclosure Letter are true and correct copies of the following financial statements of GSRP and its Subsidiaries (collectively, the “Financial Statements”): the audited consolidated balance sheets of GSRP and its Subsidiaries as of December 31, 2021 (the “Latest Balance Sheet” and such date the “Balance Sheet Date”) and December 31, 2020 and the related audited statements of operations, members’ equity and cash flows for the fiscal years ended December 31, 2021 and December 31, 2020.

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

(b)

The Financial Statements (i) have been derived from the books and records of GSRP and prepared in accordance with GAAP applied on a consistent basis and (ii) fairly present, in all material respects, the financial condition, assets and liabilities of GSRP and its Subsidiaries as of the dates specified and the results of their operations for the periods ended on those dates.

Section 5.07 Undisclosed Liabilities. There are no material Liabilities of GSRP and its Subsidiaries (whether absolute, accrued, contingent or otherwise, and whether due or to become due) that would be required by GAAP to be reflected on, or reserved against in, a balance sheet of GSRP or in the notes thereto prepared in accordance with GAAP other than (i) as reflected or reserved against on the Latest Balance Sheet (including all notes thereto), (ii) other than Liabilities of GSRP and its Subsidiaries as were incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date or (iii) Liabilities incurred under, or specifically referred to in, this Agreement.

Section 5.08 Absence of Certain Changes. Since the Balance Sheet Date, (a) GSRP and its Subsidiaries have operated in the ordinary course of business consistent with past practice and (b) there has not occurred any Material Adverse Effect or any development, or combination of developments that has had or would reasonably be expected to have a Material Adverse Effect.

Section 5.09 Legal Proceedings; Orders. Other than as set forth in Section 5.09 of the GSRP Disclosure Letter or as would not reasonably be expected to exceed $5,000,000 individually or $10,000,000 in the aggregate, (a) there is no Litigation pending or, to the Knowledge of GSRP, threatened against any of the GSRP Entities or arising out of or relating to the business conducted by the GSRP Entities and (b) there is no Order imposed upon any of the GSRP Entities or any of their properties, assets or business.

Section 5.10 Compliance with Applicable Laws; Permits.

(a)

Since January 1, 2019, the GSRP Entities have at all times been in compliance in all material respects with each Applicable Law. None of the GSRP Entities has received any written notice (or, to the Knowledge of GSRP, other communication) asserting any violation by the GSRP Entities of any Applicable Law.

(b)

The GSRP Entities are in possession of all material Permits required under Applicable Law for the operation of their respective businesses as currently conducted (“Business Permits”). Each Business Permit is valid and in good standing and is in full force and effect. Since January 1, 2019, the GSRP Entities have been in compliance in all material respects with the terms and requirements of each Business Permit. There are no proceedings pending or, to the Knowledge of GSRP, threatened, regarding (i) any actual or alleged violation of or failure to comply with any term or requirement of any Business Permit or (ii) any actual or potential withdrawal, suspension, cancellation, termination, modification or revocation of any Business Permit.

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

(c)

The operations of GSRP and its Subsidiaries are being conducted in compliance in all material respects with applicable financial recordkeeping, reporting and other requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the United and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, any applicable order or regulation issued by the Office of Foreign Assets Control of the U.S. Department of the Treasury, and all other applicable anti-money laundering or anti-terrorist-financing statutes, rules or regulations of any jurisdictions, and no action or proceeding by or before any Governmental Authority alleging violations of anti-money laundering statutes or anti-terrorist financing statutes by GSRP or any of its Subsidiaries is pending or, to the Knowledge of GSRP, threatened. None of GSRP or any of its Subsidiaries, nor, to the Knowledge of GSRP, any of their respective directors, officers, agents, employees or any other Persons acting on behalf of GSRP or any of its Subsidiaries has (i) violated the U.S. Foreign Corrupt Practices Act of 1977 or any similar foreign or state legal requirement, (ii) paid, accepted or received any unlawful contributions, payments, expenditures or gifts, or (iii) violated, or operated in a manner that does not comply with, any export restrictions, anti-terrorism law or regulation, anti-boycott regulations or embargo regulations.

Section 5.11 Registration Statement. The Registration Statement, at the time it becomes effective under the Securities Act, will comply as to form in all material respects with the applicable requirements of the Securities Act and will not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the representations and warranties set forth in this Section 5.11 do not apply to statements or omissions in the Registration Statement made in reliance upon and in conformity with information furnished by the GSAM Entities.

Section 5.12 Brokers and Finders. No broker, finder or similar intermediary has acted for or on behalf of, or is entitled to any broker’s, finder’s or similar fee or other commission from, any GSRP Party in connection with this Agreement or the transactions contemplated hereby.

Section 5.13 No Additional Representations. Notwithstanding anything contained in this Agreement to the contrary, the GSRP Parties represent, acknowledge and agree that none of the GSAM Entities nor any other Person has made or is making any representations or warranties relating to the GSAM Entities or their respective Subsidiaries whatsoever, express or implied, beyond those expressly given by the GSAM Entities in Article IV and the certificate delivered pursuant to Section 3.02(a)(vi), including any implied representation or warranty as to the accuracy or completeness of any oral or written information regarding the GSAM Entities furnished or made available to the GSRP Parties, or any of its representatives and that none of the GSRP Parties has relied on any such other representation or warranty not set forth in this Agreement.

ARTICLE VI.

COVENANTS

Section 6.01 Conduct of GSRP Parties. Except as expressly contemplated by any other provision of this Agreement or as required by Applicable Law, until the earliest to occur of (x) the consummation of an IPO or a Sale, (y) GSAM or its Controlled Affiliate ceasing to be the Special Interest Member and (z) the termination of this Agreement pursuant to its terms, none of the GSRP Entities shall directly or indirectly do or permit any of the following actions with respect to any of the GSRP Entities or any of their respective businesses without the prior written consent of GSAM (which consent shall not be unreasonably withheld, conditioned or delayed; it being understood that it will not be unreasonable for GSAM to act in its own interest in connection with withholding, conditioning or delaying any such consent), for so long as GSAM Holdings II is the Special Interest Member:

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

(a)

(i) amend the Organizational Documents of any GSRP Party (other than GSRP Holdings) if such amendment would have a material and disproportionate adverse effect on any GSAM Party, (ii) amend the Organizational Documents of GSRP Holdings if such amendment would be inconsistent with the rights of the GSAM Entities under any of the Transaction Documents, or (iii) commence any voluntary liquidation, dissolution or winding up of any GSRP Party;

(b)

call capital from members of GSRP other than (i) to fund any capital commitment of the GSRP Entities existing as of the Closing and listed in Section 6.01(b) of the GSRP Disclosure Letter (the “Existing Commitments”) and (ii) to fund new commitments entered into by the GSRP Entities in the ordinary course of business for valid business purposes; provided, however, in the case of clause (ii) such capital calls do not result in a Leverage Ratio of less than six (6) to one (1); provided, further, that prior to any capital call the GSRP Parties shall provide GSAM with notice of the amount and use of proceeds for each capital call evidencing compliance with the preceding clauses (i) and (ii);

(c)	effect any initial public offering of equity securities of a GSRP Entity (other than an IPO);

(d)

incur or repay any Indebtedness other than (i) regularly scheduled recurring repayments, payments that otherwise become due, or as otherwise listed in Section 6.01(d) of the GSRP Disclosure Letter; (ii) any refinancing of existing Indebtedness; or (iii) otherwise in good faith in the ordinary course of business for valid business purposes; provided, that in the case of (x) incurrences under clause (iii), such incurrences do not result in a Leverage Ratio of more than ten (10) to one (1) and (y) repayments under clause (iii), such repayments do not result in a Leverage Ratio of less than six (6) to one (1);

(e)

a Sale with an Equity Valuation of less than the greater of (x) a 1.75x multiple of the aggregate amount of Contributed Capital as of closing of such Sale and (y) the amount required to result in the Special Interest Member receiving not less than one hundred percent (100%) of the catch-up distributions specified in Section 4.4.2(c) of the Amended OpCo LLC Agreement;

(f)

authorize any new classes of equity or issue additional equity securities other than (i) as expressly permitted by Section 6.01(b), (ii) to Persons that are GSRP Restricted Parties, pursuant to a Sale that is expressly permitted by Section 6.01(e) or an IPO, (iii) the adoption of an equity compensation plan by GSRP or one of the GSRP Entities and the grant, vesting and settlement of equity or equity-based awards thereunder to employees, directors or contractors of the GSRP Entities, or (iv) in connection with tax equity partnerships or other ordinary course financings at a Subsidiary of OpCo, in each case in good faith in the ordinary course of business for valid business purposes;

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

(g)

except as expressly permitted by Section 6.01(e), in conveyances to counterparties in connection with tax equity transactions, pursuant to any restructuring transactions with one or more GSRP Restricted Parties in connection with an IPO or as required by the terms of the Organizational Documents of the GSRP Parties, sell, transfer or dispose of any assets of the GSRP Entities in excess of twenty-five million dollars ($25,000,000) per individual asset sale and one hundred million dollars ($100,000,000) in the aggregate, excluding sales of renewable energy credits in the ordinary course of business or sales of assets pursuant to the exercise of contractual buy-out rights by counterparties to power purchase agreements;

(h)

declare or make any dividend, distribution or other return of capital other than consistent with past practice, pursuant to tax equity partnerships, as required by the Organizational Documents of a Person or by or to wholly-owned Subsidiaries;

(i)

make or become legally committed to make any capital expenditures, except for any capital expenditures, (i) not exceeding $10,000,000 in the aggregate, (ii) pursuant to projects for which work has already been commenced or committed, (iii) as otherwise contemplated in the capital expenditure budget as set forth in Section 6.01(i) of the GSRP Disclosure Letter or (iv) after December 31, 2022;

(j)

(i) make, revoke or change any election relating to the U.S. federal income Tax classification of GSRP or OpCo, or (ii) settle or compromise any material Tax audit applicable to it or surrender any right to claim a material Tax refund;

(k)

acquire any business or assets except (i) those set forth in Section 6.01(k) of the GSRP Disclosure Letter, (ii) acquisitions in the ordinary course of business not exceeding $150,000,000 million in the aggregate or (iii) acquisitions where the definitive agreement documenting such acquisition is executed after December 31, 2022;

(l)

enter into any new line of business that is outside of the sectors listed on Section 6.01(l) of the GSRP Disclosure Letter (“Permitted Business Sectors”); provided, that, subject to the other limitations set forth in this Section 6.01, GSRP may make investments that are not within the Permitted Business Sectors so long as such investments do not exceed twenty percent (20%) of the GSRP Entities’ gross asset value;

(m)	enter into, amend or modify any Contract in a manner that imposes or seeks to impose any obligation or restriction on GSAM or any of its Affiliates (other than the GSRP Entities);

(n)

settle any Litigation for (i) monetary relief involving amounts in excess of $20,000,000 or (ii) non-monetary relief if such settlement would reasonably be expected to have a material impact on the GSAM Entities or the GSAM Entities’ ownership in the GSRP Parties; or

(o)	agree, whether in writing or otherwise, to do any of the foregoing.

Section 6.02 Conduct of GSAM Entities.

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

(a)	Until the earlier of Closing and the termination of this Agreement pursuant to its terms, GSAM, in its own capacity and in its capacity as Manager of GSRP, shall use reasonable best efforts to:

(i)	assist GSRP with obtaining or otherwise arranging for a lease of office space for New York City-based personnel; and

(ii)

assist GSRP with obtaining or otherwise arranging for independent (A) human resources, payroll, equity plan, and benefits administration infrastructure and support and (B) health and welfare programs and insurance for all GSAM Subject Employees, in each case, in place and effective no later than the Closing.

(b)

Except as expressly contemplated by any other provision of this Agreement or as required by Applicable Law, until the earlier of Closing and the termination of this Agreement pursuant to its terms, GSAM shall not, directly or indirectly, do any of the following without the prior written consent of GSRP (which consent shall not be unreasonably withheld conditioned or delayed; it being understood that it will not be unreasonable for GSRP to act in its own interest in connection with withholding, conditioning or delaying any such consent):

(i)

(A) (i) make any material change to the base salary of any GSAM Subject Employee; provided that GSAM shall promptly notify GSRP of any such change or (ii) make any material change to the incentive opportunities or make any material change to the benefits available to any GSAM Subject Employee, except for any action described in (ii) that is made with respect to all of GSAM’s or its Affiliates’ similarly situated employees, (B) consent to or become obligated under any collective bargaining agreement or other Contract with a labor union or representative of any GSAM Subject Employees, or (C) transfer or terminate (other than for cause, consistent with past practice) the employment of any GSAM Subject Employee or hire any individual who would be a GSAM Subject Employee; or

(ii)

(A) assign any rights under the Lease or sublet the Leased Premises, in whole or in part, (B) make any alterations or installations in the Leased Premises, (C) enter into, or agree to, any waiver or forbearance under, or any amendment, modification, abridgement, cancellation or surrender of, the Lease, (D) materially violate or fail to perform the terms, covenants, obligations and conditions of the Lease, or (E) do or suffer, or cause to be done or suffered, or to commit or to permit any act or omission that causes a default by an Affiliate of GSAM under the Lease; provided, that GSAM shall be permitted to operate the Leased Premises in any manner consistent with past practice or as required to comply with GSAM’s obligations under the Lease.

Section 6.03 Restrictive Covenants.

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

(a)

From the date of this Agreement until the second (2nd) anniversary of the Closing (the “Restricted Period”), the GSRP Parties shall not, and shall cause their respective Controlled Affiliates not to, directly or indirectly, solicit (or encourage any other Person to solicit) the employment or engagement of services of, employ or engage as an independent contractor or consultant, any person who is or was employed as an employee of a GSAM Entity or any of their respective Controlled Affiliates at any time during the Restricted Period; provided, that the restrictions in this sentence shall not apply to solicitation or employment of the GSAM Subject Employees as set forth in Section 2.02 or the receipt of services under the TSA. In addition, for a period of two (2) years commencing from and after the Closing, the GSAM Entities shall not, and shall cause their Controlled Affiliates not to, directly or indirectly, solicit (or encourage any other Person to solicit) the employment or engagement of services of, employ or engage as an independent contractor or consultant, any person who is or was employed as an employee of a GSRP Entity at any time during the Restricted Period. Notwithstanding anything in this Section 6.03(a) to the contrary, the GSAM Entities, the GSRP Entities and their respective Controlled Affiliates shall not be prohibited from directly or indirectly making general advertisements (including online or in print media) not targeting specific employees (or groups of employees) of the other; provided, that such Person shall not be permitted to hire any such employees who either respond to such advertisements or who otherwise initiate discussions regarding employment or engagement.

(b)

From and after the Closing until the earliest of (i) the sixth year anniversary of the consummation of an IPO or Sale, (ii) the consummation of a Liquidation and (iii) (1) in respect of any Non-Compete Change of Control that is consummated after completion of the IPO and prior to the second anniversary of the completion of the IPO, the second anniversary of such IPO, and (2) in respect of any Non-Compete Change of Control that is consummated on or after the second anniversary of completion of the IPO, upon consummation of such Non-Compete Change of Control (the “Non-Compete Period”), the GSRP Parties (which for purposes of this clause (b) shall include, without limitation, any Person formed by or on behalf of the GSRP Parties for the purpose of holding all or substantially all of the assets of the GSRP Parties or for the purpose of spinning off any business of the GSRP Parties to the equity holders of the GSRP Parties) shall not, and shall cause their respective present and future Affiliates that the GSRP Parties Control directly or indirectly (“Controlled Affiliates”) (the GSRP Parties and their Controlled Affiliates collectively, the “GSRP Restricted Parties”) not to (A) engage in Investment Management Activities, whether as a manager, member of an investment committee, adviser, subadviser or otherwise, (B) own any interest (other than, with respect to publicly-listed companies, a less than 5% equity interest) in any Person engaged in Investment Management Activities (in each case, other than with respect to ownership of interests where GSRP Restricted Parties or any employees or personnel thereof do not participate in the management of such Person’s business), or (C) receive or have a contractual right to receive any Compensation relating to Investment Management Activities of any Restricted Third Parties, if any GSRP Restricted Person or any employees or personnel thereof participate in the management of the business of any such Person. “Investment Management Activities” shall mean: (w) providing or agreeing to provide recommendations or make decisions with respect to the purchase or sale of assets of any type for a Restricted Third Party in exchange for Compensation; (x) (i) meeting the definition of an investment company under the

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

Investment Company Act of 1940, as currently in effect, (ii) meeting the condition in clause (x) (i) but for the exceptions in Section 3(c)(1) or Section 3(c)(7) under the Investment Company Act of 1940, as currently in effect, or (iii) (A) being required to register as, or (B) meeting the definition of (even if exempt from registration), an investment adviser under the Investment Advisers Act of 1940, as currently in effect; (y) serving as a fiduciary for Compensation of any blind pool investment vehicle or any investment fund; or (z) providing capital raising services to Restricted Third Parties in exchange for Compensation. “Compensation” includes, without limitation, cash compensation, non-cash compensation, including, without limitation through fee-breaks, rebates or discounts, and compensation through equity such as carried interest, incentive allocation, preferred equity or other forms of securities, or revenue sharing arrangements, in each case, from any Restricted Third Party; provided that (i) recommendations or decisions in connection with purchases and sales of any Subject Project shall not be considered Investment Management Activities, (ii) the following shall not be considered Compensation: (a) compensation for, or in connection with, development, operation and maintenance or project management that is consistent with applicable market terms for such services; and (b) retained equity, non-pro-rata equity interests, and non-pro-rata revenue splits in connection with any Subject Project, and (iii) nothing in this Section 6.03(b) shall restrict the GSRP Restricted Parties from (1) issuing tax equity or engaging in tax equity transactions to finance its operations or (2) entering into joint ventures or similar arrangements with an operating company that has a bona fide business in the renewables energy sector, incorporates or seeks to incorporate renewable energy into its operating business or provides services or equipment to the renewable energy sector for the purpose of pursuing the acquisition, development or operation of renewable energy projects. A “Restricted Third Party” means any Person other than the GSRP Parties and any direct or indirect wholly-owned subsidiary of the GSRP Parties; provided that the determination of whether a direct or indirect subsidiary of the GSRP Parties is considered to be wholly-owned will be made without regard to any outstanding tax equity interests and interests in OpCo held by the Special Interest Member. A “Subject Project” shall mean any asset or series of related assets that make up a project in which one or more GSRP Restricted Parties, on the one hand, and one or more Restricted Third Parties, on the other hand, hold an interest, directly or indirectly, (including through joint equity ownership, profits interests or revenue shares); provided that the project was specifically known or described to the applicable Restricted Third Parties at the time they committed to invest in the project. Notwithstanding the foregoing, nothing in this Section 6.03(b) shall prohibit the GSRP Restricted Parties from acquiring, through a merger, equity purchase, asset purchase, business combination or similar transaction, a Person that will be engaged in Investment Management Activities if revenues from such Investment Management Activities constituted less than 20% of such acquired Person’s revenues for its most recently completed fiscal year and such Investment Management Activities business is sold, transferred or disposed of to a third party within 9 months of when a GSRP Restricted Party consummated the acquisition of such business. During the Non-Compete Period, the GSRP Parties agree that, as a condition of current and future employment by the GSRP Restricted Parties or its Affiliates, the persons listed in Section 6.03(b) of the GSRP Disclosure Letter shall agree in writing with the applicable GSRP Entity to comply with the terms of this clause (b) as if they were GSRP Restricted Parties and not to serve as an officer, director, employee or consultant of any Person

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

engaged in Investment Management Activities (collectively, “Senior Employee Restrictions”) while such individuals are employed by a GSRP Restricted Party or any of its Affiliates. During the Non-Compete Period, the GSRP Parties also agree that the standard employee policies applicable to all of the employees of the GSRP Restricted Parties will prohibit such employees from engaging in any Senior Employee Restrictions. The GSRP Restricted Parties shall not permit any waivers to the restrictions in the agreements and policies referred to in the two immediately preceding sentences without the prior written consent of GSAM, and shall use reasonable best efforts to remedy any breach by any of the persons listed in Section 6.03(b) of the GSRP Disclosure Letter of which the GSRP Parties become aware. The GSRP Restricted Parties shall not be liable for any breach of the agreements or policies referred to in the first two sentences of this paragraph; provided that the GSRP Restricted Parties shall be liable for any breach (i) arising from actions taken on behalf of, for the benefit of, or at the direction of, the GSRP Parties and (ii) by any of the persons listed in Section 6.03(b) of the GSRP Disclosure Letter occurring after the time which the GSRP Parties become aware of such breach and do not take prompt action to either (x) remedy the breach or (y) cause the termination by the applicable GSRP Party or its Affiliate of its employment of such person after providing such person a reasonable opportunity to cure such breach. The GSRP parties shall provide notice to GSAM of any breach or potential breach under this paragraph promptly after becoming aware thereof.

(c)

From and after the Closing, except as required by Applicable Law or any demand under lawful process as requested by any Governmental Authority or as consented to in writing by GSAM (which consent shall not be unreasonably withheld, conditioned or delayed), the GSRP Parties shall, and shall cause their respective Controlled Affiliates to, (i) keep confidential, and not release or disclose for any purpose, information of or relating to any client of the Private Wealth Management business of the GSAM Entities and their respective Subsidiaries (“PWM Clients”) that is or may become in the possession of the GSRP Restricted Parties prior to the Closing, including without limitation personally identifiable information (e.g., name, address, account number) and (ii) not use, directly or indirectly, such information for any reasons other than as expressly permitted in Section 6.03(d).

(d)

Notwithstanding Section 6.03(c), from and after the Closing, the GSRP Parties shall be permitted to use PWM Client information to: (i) provide written reports or other written communications to be disseminated by GSRP or GSRP Holdings to its equityholders (x) as required by the Organizational Documents of the GSRP Parties, including for any vote or consent required of their respective equityholders, (y) consistent with past practice or (z) as reasonably necessary in connection with any IPO, Sale or other extraordinary transaction; (ii) make distributions to its equityholders; (iii) issue capital calls to its equityholders; (iv) deliver copies of Schedule K-1s, Form 1099s, other Tax-related documents, and any other documentation delivered by the GSRP Parties in the ordinary course to any GSRP or GSRP Holdings equityholders who are PWM Clients; and (v) following any IPO or Sale where part of the consideration involves securities listed on a National Securities Exchange, use PWM Client information to mail proxy statements, run broker searches and make other ordinary course communications with stockholders of a publicly traded company; provided, however, that, prior to any IPO or Sale, the GSRP

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

Parties shall provide GSAM or a GSAM designated Affiliate the contents of any material communications described in (i)–(ii) of this subsection at least ten (10) days prior to such information being delivered to a PWM Client (except in the case of financial statements, which shall be distributed to GSAM or its designated Affiliate no later than five (5) Business Days prior to the date GSAM is required to furnish such information to any PWM Client) and GSAM or a GSAM-designated Affiliate shall provide such communication directly to PWM Clients. The GSRP Parties shall provide the information necessary for GSAM or a GSAM-designated Affiliate to provide such communications to PWM Clients, and shall provide reasonably assistance to GSAM or a GSAM-designated Affiliate in connection with providing such communications to PWM Clients. Except as contemplated by this Section 6.03(d), GSAM shall, and shall cause any Affiliates it designates pursuant to this Section 6.03(d) to, keep confidential any information delivered to it by the GSRP Parties and not use such information except as required by Applicable Law or any demand under lawful process as requested by any Governmental Authority or as consented to in writing by a GSRP Party.

(e)

Notwithstanding anything in the foregoing to the contrary, from the Closing Date and until the earliest to occur of the consummation of an IPO, a Sale or the termination of this Agreement pursuant to its terms, no materials to be sent to PWM Clients by any GSRP Entity may relate to the raising of new capital for any purpose or otherwise violate subsection (b) of this Section 6.03, other than capital calls permitted in Section 6.01(b).

(f)

Except as required by Applicable Law, until the earliest to occur of (i) eighteen (18) months following the Closing Date, (ii) the consummation of an IPO or Sale, or (iii) the termination of this Agreement pursuant to Section 8.01, GSRP agrees that (x) GSRP shall reasonably consult with GSAM and provide GSAM with a reasonable opportunity to review any registration statement filed by any of the GSRP Entities with the United States Securities and Exchange Commission, or any amendment thereto, and (y) GSRP will not include in any external investor or prospective investor or public communications, including without limitation any registration statement or any amendment thereto, road show materials, investor materials or similar documents or materials relating to the IPO, (i) any discussion of or reference to a standalone battery power business or activities relating to standalone battery power, or (ii) or any other information or statements relating to standalone battery power that are not included in or are inconsistent with information or statements relating to standalone battery power that have been approved by GSAM for inclusion in a registration statement filed by a GSRP Entity, in each case without the prior written consent of GSAM, which may be withheld, conditioned or delayed as determined by GSAM acting in its own interest.

(g)

Each of the GSRP Parties, on the one hand, and the GSAM Entities, on the other hand, acknowledges and agrees that the covenants, obligations and agreements contained in this Section 6.03 are an essential premise to the transactions contemplated by this Agreement, that without such covenants, obligations and agreements the Parties would be unwilling to enter into the transactions contemplated hereby, and that a breach of any of such covenants, obligations or agreements will cause irreparable injury for which adequate remedies are not available at law. Therefore, each of the Parties agrees that each of the GSRP Parties, on the one hand, and the GSAM Entities, on the other hand, shall be entitled to an

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

injunction, restraining order or such other equitable relief (without the requirement to post bond) to restrain the other Parties from committing any violation of such covenants, obligations or agreements. These injunctive remedies are cumulative and in addition to any other rights and remedies that the Parties may have. Each of the Parties agrees that the covenants contained in this Section 6.03 are reasonable covenants under the circumstances, and further agrees that if, in the opinion of any court of competent jurisdiction, such covenants are not reasonable in any respect, such court shall have the right, power and authority to excise or modify such provision or provisions of these covenants as to the court shall appear not reasonable and to enforce the remainder of these covenants as so amended. In the event that any one or more of the provisions of this Section 6.03 shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 6.04 Investment Banking Services. For a period of three (3) years commencing from the Closing (unless a Sale occurs, in which event the rights of GSAM under this Section 6.04 shall terminate upon the consummation of such Sale), if any GSRP Entity seeks any financial advisory or investment banking services and (a) such GSRP Entity determines that an Affiliate of GSAM is an appropriate and qualified provider of such services and (b) GSAM (or any of its Affiliates) offers such services at a rate and on terms that the GSRP Board determines are appropriate for such GSRP Entity, then an Affiliate of GSAM shall have the right to be engaged to provide such services. For the avoidance of doubt, the GSRP Board may, in its sole discretion, take into account such factors as it deems relevant in connection with determining whether an Affiliate of GSAM is an appropriate and qualified provider of such services, including banking relationships, consents required, the nature of the engagement, relevant interests in the transaction and potential conflicts of interests. The Parties acknowledge that an Affiliate of GSAM is providing investment banking services to GSAM in connection with the transactions contemplated by this Agreement, for which such Affiliate will receive fees from GSAM.

Section 6.05 Access to Information; Financial Statements.

(a)

Until the earliest to occur of the consummation of an IPO, a Sale and the termination of this Agreement pursuant to its terms, GSRP shall afford to the officers, employees, accountants, counsel, advisors and other representatives and agents of GSAM (the “GSAM Representatives”) reasonable access (with reasonable prior notice, during regular business hours and subject to restrictions under Applicable Law) to all premises and books and records with respect to the GSRP Entities as the GSAM Representatives may reasonably request. During such time, GSRP shall also make available to the GSAM Entities and the GSAM Representatives the appropriate individuals for discussion of its business, properties and personnel as the GSAM Entities and/or the GSAM Representatives may reasonably request. Without limiting the foregoing, GSRP shall promptly provide (i) all financial and operating data and other information concerning the GSRP Entities as may be reasonably requested in writing by the GSAM Entities or the GSAM Representatives, and (ii) reasonable access for the GSAM Entities accountants to all work papers relating to the GSRP Entities in connection with any of the foregoing.

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

(b)

From the Closing Date and until the earliest to occur of the consummation of an IPO, a Sale or the termination of this Agreement pursuant to its terms, GSRP shall, no later than (i) sixty (60) Business Days after the last day of each fiscal quarterly period, furnish to GSAM unaudited quarterly financial statements accompanied by a management report discussing the financial results and operations of the GSRP Entities during such quarterly period and for the year to date and (ii) not later than ninety (90) days after the end of the fourth fiscal quarter of each fiscal year, furnish to GSAM audited annual financial statements accompanied by a management report discussing the financial results and operations of the GSRP Entities during such fiscal year.

Section 6.06 Regulatory Matters; Third Party Consents.

(a)

The Parties shall, and shall cause their respective Affiliates to, cooperate with each other and use their reasonable best efforts to as promptly as practicable after the date hereof, prepare and file, or cause to be prepared and filed, all necessary documentation to effect all applications, notices, petitions and filings with, and to obtain as promptly as practicable after the date hereof all permits, consents, approvals, waivers and authorizations of, all third parties and Governmental Authorities that are necessary or advisable to timely consummate the transactions contemplated hereby, including those set forth in Sections 7.01(c) - (e) of this Agreement; provided that no Party will be obligated to make any unreasonable payments or offer or grant any unreasonable accommodation in order to obtain the approvals, consents, waivers or confirmations required by Sections 7.01(c) - (e). All such third party consents, waivers, approvals and notices shall be in writing and in form and substance reasonably satisfactory to the Parties, and executed originals of such consents, waivers and approvals shall be made available to each Party for inspection promptly after receipt thereof, and copies of such notices shall be made available to each Party promptly after the making thereof. The Parties agree to take all reasonable steps necessary to satisfy any conditions or requirements imposed by any Governmental Authority in connection with the consummation of the transactions contemplated hereby. The Parties hereto agree that they will keep the other Parties apprised in a timely manner of the status of matters relating to completion of the transactions contemplated hereby.

(b)

Each Party shall promptly advise the other Party upon receiving any communication from any Governmental Authority relating to the transactions contemplated hereby or otherwise materially affecting its ability to timely consummate the transactions contemplated hereby.

Section 6.07 Further Assurances. Each Party shall, and shall cause its Affiliates to, at the request of any other Party, execute and deliver to the requesting Party such further customary instruments and take such other actions as may be reasonably necessary or appropriate in order to confirm or carry out the provisions of this Agreement.

Section 6.08 Notification of Certain Matters. Until the Closing, each Party shall promptly notify the other Party in writing of the occurrence of any event of which it has knowledge that would reasonably likely result in any of the conditions set forth in Article VII of this Agreement becoming incapable of being satisfied.

Section 6.09 Public Announcements. On or prior to the Closing, no Party or any of its respective Affiliates will make any press release, public statement or public announcement with respect to this Agreement or any of the transactions contemplated hereby without the prior written consent of the other Party.

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

Section 6.10 Information Statement.

(a)

As promptly as reasonably practicable following the date hereof, the Parties shall use reasonable best efforts to prepare and mail an information statement (“Information Statement”) with respect to the Internalization Transactions for the purpose of seeking Member Approval. Each of the GSRP Parties and GSAM Entities will use reasonable best efforts to provide the other with all information necessary or advisable to be included in the Information Statement and to cause and make its directors, managers, officers and employees available to the GSRP Parties and GSAM Entities, respectively, and their respective counsel in connection with the drafting of the Information Statement. The GSRP Parties and GSAM Entities shall consider in good faith the others’ comments or suggested changes to the Information Statement.

(b)	The Parties shall use reasonable best efforts to take all other actions necessary or advisable to obtain Member Approval as required under the GSRP LLC Agreement and Applicable Law.

Section 6.11 Indemnification and Insurance.

(a)

For the six (6)-year period commencing at the Closing, the GSRP Parties shall maintain in effect directors’ and officers’ liability insurance covering acts or omissions occurring at or prior to the Closing with respect to those Persons who are currently (and any additional Persons who prior to the Closing become) covered by the GSAM Entities’ directors’ and officers’ liability insurance policy related to the Business (“Covered Persons”) on terms and scope with respect to such coverage, and in amount, not less favorable to such individuals than those of the policy in effect on the date hereof. In no event will the GSRP Parties be required to expend for each covered year an amount in excess of three hundred percent (300%) of the current annual premium for such insurance (the “Maximum Premium”). If such insurance coverage is terminated, cancelled, cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, the GSRP Parties will maintain such insurance as can be obtained for the remainder of the six (6)-year period for a premium not in excess of the Maximum Premium.

(b)

Between signing and the earliest of Closing and termination of this Agreement pursuant to its terms, GSRP shall use reasonable best efforts to obtain an insurance policy providing directors’ and officers’ liability insurance that has customary terms, including amount of limits, scope of coverage, deductibles or retentions, and other terms and conditions, for a company of similar size and scope of operations (“New D&O Insurance”).

(c)

The provisions of this Section 6.11 are (i) intended to be for the benefit of, and shall be enforceable by, each Covered Person, his or her heirs and his or her representatives and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise. The obligations under this Section 6.11 shall not be terminated or modified in such a manner as to adversely affect the rights of any Covered Person to whom this Section 6.11 applies unless (x) such termination or modification is required by Applicable Law or (y) the affected Covered Person shall have consented in writing to such termination or modification (it being expressly agreed that the Covered Persons to whom this Section 6.11 applies shall be third party beneficiaries of this Section 6.11).

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

(d)

In the event that any of the GSRP Parties or any of their respective successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the GSRP Parties or the transferee of such properties and assets shall expressly assume and be responsible for all of the obligations thereof set forth in this Section 6.11.

Section 6.12 Preservation of Books and Records. For a period of seven (7) years after the Closing or such longer time as may be required by Applicable Law:

(a)

GSRP shall use reasonable best efforts to retain the books and records of the GSRP Parties relating to periods prior to the Closing (the “Books and Records”) in a manner consistent with its document retention policy.

(b)

The GSRP Parties shall and shall cause their Controlled Affiliates to allow any of the GSAM Entities or GSAM Representatives access to all Books and Records on reasonable notice and at reasonable times at GSRP’s principal place of business or at any location where any Books and Records are stored, and any of the GSAM Entities or GSAM Representatives shall have the right, at their own expense, to make copies of any Books and Records; provided, that any such access or copying shall be had or done in such a manner so as not to unduly interfere with the normal conduct of the Business of the GSRP Parties.

(c)

The GSRP Parties shall and shall cause their Controlled Affiliates to make available to any of the GSAM Entities or GSAM Representatives upon reasonable notice by such GSAM Entities or GSAM Representatives and at reasonable times and upon written request (i) the GSRP Parties’ personnel to assist such GSAM Entities or GSAM Representatives in locating and obtaining any Books and Records, and (ii) any of the GSRP Parties’ personnel whose assistance or participation is reasonably required by such GSAM Entities or GSAM Representatives in anticipation of, or preparation for, existing or future litigation or other matters in which such GSAM Entities are involved, subject to such GSAM Entities reimbursing the GSRP Parties for reasonable out-of-pocket expenses incurred in performing the covenants contained in this Section 6.12.

Section 6.13 Registration of Securities. Without the prior written consent of GSAM, the GSRP Entities shall not permit a secondary sale in the IPO of securities held by any equityholder of the GSRP Parties other than the GSAM Entities and their Affiliates.

Section 6.14 Production of Witnesses; Cooperation.

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

(a)

Except in the case of a Litigation by one Party (or, if applicable, any of its Subsidiaries) against another Party (or, if applicable, any of its Subsidiaries) (which shall be governed by such discovery rules as may be applicable thereto), for a period of six (6) years after the Closing Date, in connection with a Litigation, each Party shall use its reasonable best efforts to make available to the other Party, upon written request, (i) the former, current and future directors, officers, employees, other personnel and agents of it and its Subsidiaries as prospective or actual witnesses provided that any such Person is within its control or it otherwise has the ability to make such Person available and (ii) any books, records or other documents in its or a Subsidiaries’ possession or control, at the offices of such Party during normal business hours, in each case to the extent that any such Person (giving consideration to business demands of such directors, officers, employees, other personnel and agents) or books, records or other documents may reasonably be required (and, in the case of any such Person, for reasonable periods of time) in connection with any Litigation in which the requesting Party may from time to time be involved, regardless of whether such Litigation is a matter with respect to which indemnification may be sought hereunder. The requesting Party shall bear all out-of-pocket costs and expenses (including allocated costs of in-house counsel and other personnel) in connection therewith.

(b)

Without limiting the foregoing but subject to the limitations set forth in the first sentence of Section 6.14(a), the Parties shall cooperate and consult, and, if applicable, cause each of their respective Subsidiaries to cooperate and consult, to the extent reasonably necessary with respect to any Litigation.

(c)

Each of the Parties agrees not to take, or permit any Subsidiary to take, any adverse action against any Person based on such Person’s provision of assistance or information pursuant to this Section 6.14.

(d)

In connection with this Section 6.14, the applicable Parties will enter into a mutually acceptable joint defense agreement so as to maintain to the extent practicable any applicable privilege or other protection or disclosure of any Party or, if applicable, any of its Subsidiaries.

Section 6.15 Privileged Matters. To allocate the interests of each Party in the information as to which any Party is entitled to assert any privilege or protection from disclosure under any potentially Applicable Law (“Privileged Information”) in connection with professional services that have been provided prior to the Closing Date for the collective benefit of each of GSAM and its Subsidiaries and GSRP and its Subsidiaries, whether or not such a privilege or protection exists or the existence of such privilege or protection is in dispute (provided, however, that such assertions of privilege or protection from disclosure must be made reasonably and in good faith), the Parties hereto agree as follows:

(a)

GSAM shall be entitled, in perpetuity, to control the assertion or waiver of all privileges or protections from disclosure in connection with Privileged Information to the extent it arises from the conduct of GSAM in its capacity as Manager of GSRP and, subject to Section 6.15(c), whether or not the Privileged Information is in the possession of or under the control of GSAM or any of its Subsidiaries or GSRP or any of its Subsidiaries.

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

(b)

Subject to Section 6.15(c), GSRP shall be entitled, in perpetuity, to control the assertion or waiver of all privileges or protections from disclosure in connection with Privileged Information which relates to the Business (to the extent it does not arise from the conduct of GSAM in its capacity as Manager of GSRP), whether or not the Privileged Information is in the possession of or under the control of GSAM or any of its Subsidiaries or GSRP or any of its Subsidiaries.

(c)

Subject to the restrictions in this Section 6.15, GSAM and GSRP agree that they shall have equal right to assert all privileges or protections from disclosure (“Shared Privileges”) not allocated pursuant to the terms of Section 6.15(a) or (b) with respect to information as to which both GSAM and GSRP or any of their respective Subsidiaries may assert a privilege or protection from disclosure, including Privileged Information which relates to the transactions contemplated hereby. Moreover, the Parties agree that they have a common or shared interest in any Privileged Information that exists as of the date hereof relating to the subject of any pending or future Litigation, and such information, insofar as it is shared between the Parties, shall continue to be held in strict confidence to maintain the applicability of any privilege or protection from disclosure.

(d)

None of the Parties shall, and they shall cause their respective Subsidiaries not to, waive any Shared Privilege, without the written consent of the other Party, which shall not be unreasonably withheld or delayed.

(e)

In the event of a Litigation between GSAM or one of its Subsidiaries, on the one hand, and GSRP or one of its Subsidiaries, on the other hand, each Party shall have the right to use any information that may be subject to a Shared Privilege, without obtaining the consent of the other Party, it being understood and agreed that the use of information with respect to such Litigation or other dispute between GSAM or one of its Subsidiaries, on the one hand, and GSRP or one of its Subsidiaries, on the other hand, shall not operate as or be used by either Party as a basis for asserting a waiver of such Shared Privilege with respect to third parties.

(f)

If a dispute arises between GSAM or one of its Subsidiaries, on the one hand, and GSRP or one of its Subsidiaries, on the other hand, regarding whether a Shared Privilege should be waived to protect or advance the interest of either Party, each Party agrees that it shall negotiate in good faith and endeavor to minimize any prejudice to the rights of the other Party, and shall not unreasonably withhold consent to any request for waiver by the other Party. Each Party specifically agrees that it will not withhold consent to waiver for any purpose except to protect its own legitimate interests.

(g)

Upon receipt by either Party hereto or by any of its respective Subsidiaries of any subpoena, discovery or other request which calls for the production or disclosure of information subject to a Shared Privilege or as to which the other Party or one of its respective Subsidiaries has the sole right hereunder to assert a privilege or other protection from disclosure, or if either Party obtains knowledge that any of its or its Subsidiaries’ current or former directors, officers, agents or employees has received any subpoena, discovery or other requests which arguably call for the production or disclosure of such Privileged Information, before disclosing the requested Privileged Information, such Party shall, in all

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

cases, promptly notify the other party of the existence of the request, as well as any reason why disclosure is required or recommended in spite of the existence of privilege and shall provide the other Party a reasonable opportunity to review the information and to assert any rights it or any of its Subsidiaries may have under this Section 6.15 or otherwise to prevent the production or disclosure of such Privileged Information. Each Party shall bear its own expenses in connection with any such request.

(h)

The transfer of all information and each Party’s retention of information which may include Privileged Information of the other pursuant to this Agreement is made in reliance on the agreements of the Parties hereto to maintain the confidentiality of the information and to assert and maintain all applicable privileges or protections from disclosure. The access to information being granted and the agreement to provide witnesses herein, the furnishing of notices and documents and other cooperative efforts contemplated hereby, and the transfer of Privileged Information between and among the Parties hereto and their respective Subsidiaries pursuant hereto shall not be deemed a waiver of any privilege or protections from disclosure that has been or may be asserted under this Agreement or otherwise.

Section 6.16 Corporate Names and Trademarks. In accordance with the time periods, and subject to the limitations, set forth in this Section 6.16, GSRP shall, and shall cause its Subsidiaries to, (i) execute such amended organizational documents with respect to any such Person with a name, tagline or other designation that includes “GSAM”, “GS”, “Goldman Sachs” or any name confusingly similar to such names (each, a “Goldman Name”) to change its respective name, tagline or other designation to a name, tagline or other designation that does not include any Goldman Name or any name and mark owned by GSAM and its Subsidiaries (ii) not to use any Goldman Name for any purpose except as required by Applicable Law or when explicitly referencing that it was formerly known by such name and (iii) not to use any mark that includes any Goldman Name or any other mark of GSAM or any of its Affiliates or any mark confusingly similar to a foregoing for any purpose (collectively with the Goldman Names, the “Goldman Names and Marks”). In accordance with the time periods set forth in this Section 6.16, GSRP shall, and shall cause its Subsidiaries to, cease to conduct any business or any promotion or marketing thereof under a Goldman Name and Mark. Promptly, and not later than ten (10) days following the Closing Date, GSRP shall, and shall cause its Subsidiaries to, file such amended Organizational Documents with the applicable Governmental Authority and thereafter take all other necessary action to change the name of any such Person until such name changes are completed. To the extent the Goldman Names and Marks or any Goldman Sachs disclaimers are used by GSRP or its Subsidiaries on stationery, business cards, signage, advertising materials, invoices, receipts, inventory, websites, packaging, policies, administrative forms, product, service and training literature, email signatures, and other materials, in existence as of the Closing Date, GSRP may use such materials until thirty (30) days following the Closing Date; provided, that GSRP shall use reasonable best efforts to cause all notices or other public communications sent or made after thirty (30) days following the Closing Date not to be made or sent using letterhead or other stationary that bears any Goldman Names and Marks; provided, further, that GSRP shall not imply an association with or affirmatively hold itself out to be an Affiliate of GSAM or its Affiliates except as required by Applicable Law or when explicitly referencing the respective GSRP Entities’ former name. Upon the termination of such time period, GSRP shall promptly (A) destroy all materials or remove or cover the Goldman Names and Marks so the Goldman Names and Marks are no longer visible on the materials included in this Section 6.16 having or bearing Goldman Names and Marks

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

in the possession or control of GSRP or its Subsidiaries (other than those used solely internally or archived), and promptly upon GSAM’s request, deliver to GSAM written notice confirming that all such materials have been destroyed or the Goldman Names and Marks removed or covered, and (B) cease using Goldman Names and Marks, and names and marks confusingly similar thereto. GSRP acknowledges, and shall not (and shall cause its Subsidiaries not to) contest, at any time, the validity, or GSAM’s or its Subsidiaries’ ownership, of the Goldman Names and Marks or GSAM’s or its designees’ ownership thereof from and after the Closing. GSRP shall not, and shall cause its Subsidiaries not to, file or cause to be filed applications to register any Goldman Names and Marks, or any name or mark confusingly similar thereto, with any Governmental Authority. Nothing in this Section 6.16 shall restrict the GSRP Entities from using Goldman Names and Marks to the extent referring to their names prior to the Closing.

Section 6.17 Termination of Affiliate Agreements. Except for the agreements specifically contemplated by this Agreement, all agreements between the GSRP Parties or any of their Subsidiaries, on the one hand, and any GSAM Entity, on the other hand (“Affiliate Agreements”), shall be terminated in each case in their entirety as of the Closing Date, such that any and all Liabilities pursuant to each of the foregoing are fully released and satisfied without any fees, costs, expenses payable by, or other liabilities or obligations of, the GSAM Entities, on the one hand, or the GSRP Entities, on the other hand, with such terminations to be effective conditioned upon the Closing, and as of the Closing Date.

Section 6.18 Assignment of Contracts. GSAM agrees to assign (or cause to be assigned) to GSRP or OpCo without recourse, representation or warranty (except as expressly set forth in this Agreement), all of GSAM’s or such Affiliate’s right, title and interest in and to, and GSRP agrees to assume, or cause OpCo to agree to assume, the obligations of GSAM or such Affiliate’s obligations under, each of the Contracts set forth on Section 6.18 of the GSRP Disclosure Letter (collectively the “Assigned Contracts”), pursuant to documentation (the “Assigned Contracts Documentation”) in form and substance consistent with this Section 6.18 and otherwise in form and substance satisfactory to the Parties. GSAM has made available, or caused to be made available, to GSRP true and correct copies of the Assigned Contacts. Except as provided below, GSAM shall remain responsible for paying and satisfying, and shall protect, defend, indemnify and hold harmless GSRP from, all Liabilities related to or arising from the Assigned Contracts, to the extent such Liabilities relate to or arise from the period prior to the Closing. GSRP shall be responsible for paying and satisfying, and shall protect, defend, indemnify and hold harmless GSAM from, all Liabilities related to or arising from the Assigned Contracts, to the extent such Liabilities relate to or arise from the period on or after the Closing. Notwithstanding the second preceding sentence, in the case of any Assigned Contract that prior to the Closing was for the benefit of the GSRP Entities, from and after the Closing GSRP shall protect, defend, indemnify and hold harmless GSAM from, all Liabilities, related to or arising from such Assigned Contract, to the extent GSRP is required to do so under the Management Agreement. Without limiting the foregoing, OpCo shall remain responsible for, and shall pay and discharge when due all Liabilities that constitute Company Expenses (as defined in the OpCo LLC Agreement) that were incurred prior to the Closing.

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

Section 6.19 Section 16 Matters. Prior to the pricing of a Traditional IPO and, to the extent requested by the GSAM Entities, prior to the closing of any SPAC Transaction or Reverse Merger where GSRP Holdings will be issued equity to the GSAM Entities, the GSRP Holdings Board or a committee thereof shall take such steps as may be reasonably necessary or advisable to approve pursuant to Rule 16b-3 promulgated under the Exchange Act the issuance of GSRP Holdings equity securities to the GSAM Entities in accordance with the Amended OpCo LLC Agreement.

Section 6.20 Subject Intellectual Property. Effective upon the Closing Date, GSAM and its Affiliates hereby grant GSRP Entities, including any of their Controlled Affiliates now or in the future, a worldwide, non-exclusive, royalty-free, non-transferrable (except in connection with a sale or merger of the Business), and sublicensable right (through multiple tiers) right and license to use Subject Intellectual Property in connection with the operations of the current Business of the GSRP Entities and any Permitted Business Sectors.

ARTICLE VII.

CONDITIONS

Section 7.01 Conditions to Each Party’s Obligations. The respective obligations of each Party to consummate the transactions contemplated hereby shall be subject to:

(a)

No Injunction. The Parties shall have satisfied or waived at or prior to the Closing of the condition that no temporary restraining order, preliminary or permanent injunction or other Order (whether temporary, preliminary or permanent) issued by any Governmental Authority of competent jurisdiction or other legal restraint or prohibition shall be in effect, and no Applicable Law shall be enacted, entered or enforced, in each case that prevents the consummation of the transactions contemplated hereunder on the same terms and conferring on the Parties all the rights and benefits as contemplated herein.

(b)	GSAM Subject Employees. At least seventy percent (70%) of the GSAM Subject Employees shall have accepted offers of employment from GSRP.

(c)	Member Approval. The Member Approval shall have been obtained.

(d)

Approvals and Consents. All approvals, consents, waivers or confirmations set forth on Section 7.01(d) of the GSRP Disclosure Letter shall have been obtained, in form and substance reasonably satisfactory to GSAM and GSRP.

(e)	Qualified Replacement Manager. GSRP shall have become a Qualified Replacement Manager under the Notes Purchase Agreement.

Section 7.02 Additional Conditions to Obligations of the GSAM Entities. The obligations of the GSAM Entities to consummate the transactions contemplated by this Agreement shall also be subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

(a)	Accuracy of Representations and Warranties; Performance of Covenants.

(i)

Each of the representations and warranties (other than the Fundamental Representations) of the GSRP Parties contained in Article V (without regard to any Material Adverse Effect or materiality qualifications set forth in any such

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

representations and warranties), shall be true and correct as of the date of this Agreement and as of the Closing Date as though made at and as of such time (other than representations and warranties that are expressly made as of another specific date or time, which need only be true and correct as of such date or time), except to the extent that any and all failures of such representations and warranties to be so true and correct, taken as a whole, would not reasonably be expected to result in a Material Adverse Effect.

(ii)

Each of the Fundamental Representations of the GSRP Parties shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made at and as of such time (other than representations and warranties that are expressly made as of another specific date or time, which need only be true and correct as of such date or time).

(iii)

The GSRP Parties shall have performed and complied in all material respects with all obligations, covenants and agreements required by this Agreement to be performed or complied with by them at or prior to the Closing.

(b)

Deliveries . The GSRP Parties shall have delivered (or be ready, willing and able to deliver) to GSAM all instruments and documents required to be delivered by the GSRP Parties pursuant to Section 3.02(b).

Section 7.03 Additional Conditions to Obligations of the GSRP Parties. The obligations of the GSRP Parties to consummate the transactions contemplated by this Agreement shall also be subject to the satisfaction or waiver at or prior to the Closing of the following conditions:

(a)	Accuracy of Representations and Warranties; Performance of Covenants.

(i)

Each of the representations and warranties (other than the Fundamental Representations) of the GSAM Entities contained in Article IV (without regard to any Material Adverse Effect or materiality qualifications set forth in any such representations and warranties), shall be true and correct as of the date of this Agreement and as of the Closing Date as though made at and as of such time (other than representations and warranties that are expressly made as of another specific date or time, which need only be true and correct as of such date or time), except to the extent that any and all failures of such representations and warranties to be so true and correct, taken as a whole, would not reasonably be expected to result in a Material Adverse Effect.

(ii)

Each of the Fundamental Representations of the GSAM Entities shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made at and as of such time (other than representations and warranties that are expressly made as of another specific date or time, which need only be true and correct as of such date or time).

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

(iii)

The GSAM Entities (and, with respect to Section 2.06, The Goldman Sachs Group) shall have performed and complied in all material respects with all obligations, covenants and agreements required by this Agreement to be performed or complied with by them at or prior to the Closing.

(b)	Insurance. GSRP shall have obtained and bound the New D&O Insurance.

(c)

Deliveries. The GSAM Entities shall have delivered (or be ready, willing and able to deliver) to GSRP all instruments and documents required to be delivered by the GSAM Entities pursuant to Section 3.02(a).

ARTICLE VIII.

TERMINATION, AMENDMENT AND WAIVER

Section 8.01 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing:

(a)	By mutual written consent of the Parties; or

(b)

By either GSAM or the GSRP Board if the Closing shall not have occurred one hundred and twenty (120) days from the date of this Agreement (the “Outside Date”) for any reason; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any Party whose action or failure to act has been the cause of or resulted in the failure of the Closing to occur on or before the Outside Date and such action or failure to act constitutes a breach of this Agreement.

Section 8.02 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 8.01 (which termination will be effective immediately upon the delivery of written notice of the terminating Party to the other Parties hereto), (i) this Agreement (other than this Section 8.02, Section 6.09, Section 10.03, Section 10.04 and Section 10.07 through Section 10.14, which shall survive such termination) will forthwith become void and be of no further force and effect, and there will be no Liability on the part of the GSRP Parties, the GSAM Entities or any of their respective Affiliates, officers, managers or directors to the other and all rights and obligations of any Party hereto will cease; and (ii) the Management Agreement shall remain in full force and effect.

ARTICLE IX.

TAX MATTERS

Section 9.01 Tax Returns. Following the Closing, GSRP shall prepare and file, or cause to be prepared and filed, in a timely manner all Tax Returns of the GSRP Parties that are due after the Closing Date. Any Internal Revenue Service Form 1065 (and any similar form for state Tax purposes due in a jurisdiction that follows the U.S. federal income Tax treatment) of OpCo that includes any Tax period (or portion thereof) beginning before the date of the Pre-IPO Issuance (“Pre-IPO Tax Returns”) shall be prepared, and each item thereon treated, in a manner consistent with past practices employed without making or changing any accounting methods, elections and conventions. A representative of GSAM shall have the right to review any such Pre-IPO Tax Return thirty (30) days prior to the filing of such Pre-IPO Tax Return, and the GSRP Parties and such representative shall use good faith efforts to resolve reasonable comments to such Pre-IPO Tax Return received from such representative reasonably in advance of, but in no event less than fifteen (15) days prior to, the due date therefor. GSRP shall deliver a Schedule K-1 with respect to OpCo to GSAM Holdings II within ninety (90) days after the end of each calendar year in which GSAM Holdings II is a member in OpCo.

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

Section 9.02 Contests. In the case of a U.S. federal income Tax (or state income Tax that follows the U.S. federal income Tax treatment) audit or administrative or judicial proceeding of OpCo that relates to a taxable period (or portion thereof) beginning before the date of the Pre-IPO Issuance, the GSAM Entities shall have the right, at the GSAM Entities’ expense, to participate in such audit or proceeding to the extent that it could reasonably be expected to result in an adjustment to any items of income, loss, credit, deduction, or gain from OpCo previously allocated to any of the GSAM Entities, and the GSRP Parties shall obtain the prior written consent of GSAM (which consent shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement of such a claim or ceasing to defend such a claim that could reasonably be expected to result in a materially adverse adjustment to any item of income, loss, credit, deduction, or gain previously allocated to any of the GSAM Entities.

Section 9.03 Cooperation and Exchange of Information. The Parties shall each provide the others with such cooperation and information as any of them reasonably may request of the others in filing any Tax Return, amended Tax Return or claim for refund, determining a Liability for Taxes or a right to a refund of Taxes, participating in or conducting any audit or other proceeding in respect of Taxes or making representations to or furnishing information to parties subsequently desiring to purchase GSRP or a part of the Business acquired from the GSAM Entities. Such cooperation and information shall include but is not limited to providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers, opinions, memorandums, analyses, records and other documents relating to rulings or other determinations by Tax authorities. The GSAM Entities and GSRP shall (and GSRP after the Closing will cause the GSRP Entities to) retain all Tax Returns, schedules and work papers, opinions, memorandums, analyses, records and other documents in their possession relating to Tax matters of GSRP, if any, for the taxable period that includes the Closing Date and for all prior taxable periods until the later of (a) the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, or (b) six (6) years following the due date (without extension) for such Tax Returns. Any information obtained under this Section 9.03 shall be kept confidential except as may be otherwise necessary in connection with the filing of Tax Returns or claims for Tax refund or in conducting a Tax audit or other Tax proceeding.

Section 9.04 Corporate Reorganization. The Parties covenant to effect any IPO (other than a SPAC Transaction or a Reverse Merger) in the following manner unless otherwise agreed to by GSRP and GSAM: (i) a newly formed wholly owned subsidiary of GSRP Holdings will merge with and into GSRP, with GSRP surviving such merger (the “Merger”), (ii) in connection with the Merger, all outstanding limited liability company interests in GSRP will be exchanged for shares of common stock of GSRP Holdings pursuant to the Merger, and all outstanding limited liability company interests in OpCo that are owned by GSAM Holdings II will be contributed to GSRP Holdings in exchange for shares of common stock of GSRP Holdings (the “Pre-IPO Issuance”), and (iii) following the transactions described in clauses (i) and (ii), GSRP Holdings will issue shares of common stock to the public in the IPO in exchange for the proceeds of the IPO. The Parties agree to treat the foregoing, together, as a transaction described in Section 351 of the Code, and the Parties agree not to take any position inconsistent with such treatment for any

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

Tax purpose, including on any Tax Return or in any Tax proceeding, unless required pursuant to a “determination” within the meaning of Section 1313(a) of the Code. Further, the Parties covenant not to take any action, or agree to take any action, that could reasonably be expected to prevent the “Corporate Reorganization” (as defined in the Registration Statement) from qualifying as a transaction described in Section 351 of the Code.

ARTICLE X.

MISCELLANEOUS

Section 10.01 Preemptive Rights.

(a)

If, prior to the earlier of the consummation of an IPO or a Sale, any GSRP Entity proposes to issue any equity securities (or securities exercisable for, exchangeable for or convertible into equity securities) of any type or class for cash in a transaction that (x) results or would result in dilution of the economic interest of any GSAM Entity, or (y) any transaction not entered into in good faith and with a valid business purpose (any securities referred to in (x) or (y), “New Securities” and each such issuance, a “Triggering Event”), the applicable GSRP Entity shall first offer GSAM or its designee the right to purchase up to 13.7% of such New Securities. Notwithstanding the foregoing, none of the following shall constitute New Securities or a Triggering Event: the issuance of any compensatory equity or equity-based awards to employees, directors or other service providers of any GSRP Entity; an issuance in respect of the Existing Commitments; issuances pursuant to an IPO or any restructuring transactions in connection with any IPO; issuances in connection with a joint venture or similar arrangement where not less than eighty percent (80%) of such equity is issued with respect to non-cash contributions; issuances to Persons that are GSRP Restricted Parties; or a tax equity transaction.

(b)

GSRP shall give written notice to GSAM of any proposed Triggering Event as promptly as practicable, but in no event later than twenty (20) Business Days prior to the consummation of the Triggering Event, which notice shall set forth all material terms and conditions of the Triggering Event, including (i) the number of (or formula for determining such number) and a description of the New Securities proposed to be issued at the closing of the Triggering Event, (ii) the pro rata portion of New Securities which may be purchased pursuant to Section 10.01(a), together with reasonable supporting detail for the determination thereof; (iii) the closing date of the Triggering Event and, if different, the issuance date for the New Securities to be issued in connection therewith; (iv) the proposed offerees or purchasers of the New Securities; (v) the aggregate proposed proceeds or fair market value to be obtained by the GSRP Entities from the issuance of New Securities in connection with such Triggering Event; and (vi) the anticipated issue or exercise price per New Security, together with reasonable supporting detail for the determination thereof. GSRP shall update the information in such notice promptly following any changes to the material terms and conditions of the Triggering Event.

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

(c)

The rights of the GSAM Entities pursuant to Section 10.01(a) shall be exercisable with respect to any Triggering Event by delivery of written notice (the “Preemptive Rights Notice”) to GSRP no later than the later of (x) ten (10) Business Days after receipt of GSRP’s notice in respect of such Triggering Event pursuant to Section 10.01(b) above and (y) five (5) Business Days prior to the consummation of such Triggering Event. The Preemptive Rights Notice shall specify the following, each as determined in the GSAM Entities’ sole discretion: (i) whether a GSAM Entity or an Affiliate will purchase such New Securities (such purchaser, the “Preemptive Rights Purchaser”), and (ii) the number of such New Securities (up to its pro rata portion) to be purchased; provided, that the GSAM Entities may update the information in the Preemptive Rights Notice following any changes to the material terms and conditions of the Triggering Event.

(d)

If the GSAM Entities exercise their preemptive right pursuant to Section 10.01(a) with respect to any Triggering Event, GSAM, or an Affiliate thereof, shall purchase and GSRP shall issue to the Preemptive Rights Purchaser the New Securities specified in the Preemptive Rights Notice (i) at or approximately the same date and time as the closing of the Triggering Event or, if different, the issuance date for the New Securities to be issued in connection therewith or (ii) at such date and time as mutually agreed between GSRP and the Preemptive Rights Purchaser, in each case, subject only to the consummation of the Triggering Event and Applicable Law.

(e)

Notwithstanding anything to the contrary in this Agreement, any GSRP Entity may issue New Securities without first offering such New Securities to GSAM or its designee or complying with the procedures of this Section 10.01, so long as GSAM receives prompt written notice of the consummation of such issuance and, within thirty (30) days thereof, such GSRP Entity offers to GSAM or its designee the opportunity to purchase the number of New Securities GSAM or its designee would have been entitled to purchase pursuant to this Section 10.01 and on the same terms and conditions as set forth in this Section 10.01 (including any time periods).

Section 10.02 Survival. The respective representations and warranties of the GSAM Entities contained in Article IV and the GSRP Parties contained in Article V (or in any certificate delivered in connection herewith) shall terminate upon the Closing; provided, however, the Fundamental Representations shall survive the Closing indefinitely. The covenants and agreements of the Parties contained in this Agreement and all claims with respect thereto shall terminate at the Closing or upon the earlier termination of this Agreement, as the case may be, except for those covenants and agreements contained in this Agreement that by their terms are to be performed in whole or in part after the Closing.

Section 10.03 Fees and Expenses. GSAM shall be responsible for the fees and expenses of Fried, Frank, Harris, Shriver & Jacobson LLP (“Fried Frank”) and such other advisors or service providers as are engaged by GSAM in order to represent or advise the GSAM Entities in their own capacities (as contrasted to representing or advising GSAM in its capacity as Manager of GSRP) in respect of this Agreement and the transactions contemplated hereby. GSRP will be responsible for the fees and expenses of its financial and legal advisors, its management and other consultants, and all other fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby that are “Company Expenses” under the GSRP LLC Agreement. These fees and expenses may include fees and expenses payable to Fried Frank in respect of engagements by or to otherwise act on behalf of GSRP (including without limitation, amending financing arrangements of GSRP, preparing disclosure documents in connection with the IPO, and amending the OpCo LLC Agreement, each in connection with this Agreement and the transactions contemplated hereby). Fees and expenses incurred by the Parties in obtaining third party consents to assignment of the Assigned Contracts shall be shared equally by the Parties.

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

Section 10.04 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by nationally recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by e-mail, as follows:

(a)	If to the GSRP Entities:

MN8 Energy, Inc.

1155 Avenue of the Americas

27th Floor

New York, NY 10036

Attention: Jon Yoder

E-mail: jon.yoder@mn8energy.com

with a copy (which shall not constitute notice) to:

Vinson & Elkins LLP

845 Texas Avenue

Houston, Texas 77002

Attention: Douglas E. McWilliams

  Crosby W. Scofield

Email: dmcwilliams@velaw.com

  cscofield@velaw.com

(b)	If to the GSAM Entities, to:

Goldman Sachs Asset Management, L.P.

200 West Street

New York, NY 10282

Attention: Raanan Agus

            David Plutzer

E-mail: Raanan.Agus@gs.com

David.Plutzer@gs.com

with a copy (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, NY 10004

Attention: Lawrence Barshay

Warren S. de Wied

Email: lawrence.barshay@friedfrank.com

warren.de.wied@friedfrank.com

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

or to such other address as the Party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith. All such notices or communications shall be deemed to be received (i) in the case of personal delivery, nationally recognized overnight courier or registered or certified mail, on the date of such delivery, and (ii) in the case of facsimile or telecopier or electronic mail, upon receipt of the appropriate facsimile or telecopier confirmation.

Section 10.05 Amendment. This Agreement may be amended to the fullest extent permitted by Applicable Law by the Parties at any time prior to the Closing. This Agreement may not be amended except by an instrument in writing signed by each of the Parties.

Section 10.06 Waiver. At any time prior to the Closing, the GSAM Entities, on the one hand, and the GSRP Parties, on the other hand, may, to the extent permitted by Applicable Law, extend the time for the performance of any of the obligations or other acts required by the other Party hereunder, waive any inaccuracies in the representations and warranties made to such Party and contained in this Agreement or in any document delivered pursuant hereto or waive compliance with any of the agreements or conditions for the benefit of such Party contained in this Agreement. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, or the waiver of the fulfillment of any such condition, shall not affect the right to any remedy based on such representation, warranty, covenant or obligation.

Section 10.07 Severability. If any term or other provision of this Agreement, or the application thereof, is invalid, illegal, void or incapable of being enforced by any Applicable Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal, void or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

Section 10.08 Entire Agreement. This Agreement (including all exhibits, annexes and schedules hereto) and other documents and instruments delivered pursuant hereto or thereto constitute the entire agreement and supersede all prior representations, agreements, understandings and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof and no Party is relying on any prior oral or written representations, agreements, understandings or undertakings with respect to the subject matter hereof and thereof.

Section 10.09 Assignment. This Agreement shall not be assigned by operation of Applicable Law or otherwise without the prior written consent of the other Parties to this Agreement, and any such action without the required consent shall be void ab initio. This Agreement shall bind and inure to the benefit of the Parties and any permitted successors or assigns to the original Parties to this Agreement, but such assignment shall not relieve any Party of any obligations incurred prior to such assignment.

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

Section 10.10 Parties in Interest. Subject to Section 10.09 hereof, this Agreement shall be binding upon and inure solely to the benefit of each Party and each of their respective heirs, executors, personal representatives, successors and permitted assigns. Except with respect to Covered Persons entitled to enforce Section 6.11, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.11 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Party in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 10.12 Governing Law; Jurisdiction.

(a)

This Agreement and all disputes, controversies or claims relating to, arising out of or under, or in connection with this Agreement and the transactions contemplated hereby, including the negotiation, execution and performance hereunder, shall be governed by, and construed in accordance with, the internal substantive laws of the State of New York, excluding, to the greatest extent a New York court would permit, the application of the laws of any other jurisdiction. Each of the Parties irrevocably and unconditionally submits to the sole and exclusive personal jurisdiction of (i) the courts of the State of New York, and (ii) the United States District Court for the Southern District of New York (together with appropriate appellate courts therefrom, the “New York Courts”), for the purposes of any dispute, claim, controversy, suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby or thereby. Each of the Parties hereto further agrees and covenants (i) to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or, if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the courts of the State of New York and (ii) to not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court. Each of the Parties hereby irrevocably and unconditionally consents to service of any process, summons, notice or document by U.S. prepaid certified or registered mail to such Party’s respective address set forth above in Section 10.04 and agrees that such service shall be effective service of process for any action, suit or proceeding in the New York Courts with respect to any matters to which it has submitted to jurisdiction in this Section 10.12. Nothing herein shall be deemed to limit or prohibit service of process by any other manner as may be permitted by Applicable Law. Each of the Parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the New York Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

(b)

Each of the Parties hereto hereby agrees that a final judgment in any dispute, claim, controversy, suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby or thereby shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Applicable Law.

(c)

EACH PARTY HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF. EACH OF THE PARTIES HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.12(c).

Section 10.13 Enforcement of Agreement; Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the New York Courts, this being in addition to any other remedy to which such Party is entitled at law or in equity. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 10.13, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 10.14 Counterparts. This Agreement may be executed and delivered in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Any facsimile or electronically transmitted copies (including using portable document format (“.pdf”)) hereof or signatures hereon shall, for all purposes, be deemed originals.

Section 10.15 Time is of the Essence. Time is of the essence in this Agreement. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. Whenever any action must be taken hereunder on or by a day that is not a Business Day, then such action may be validly taken on or by the next day that is a Business Day. Relative to the determination of any period of time, “from” means “including and after,” “to” means “to but excluding” and “through” means “through and including.”

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

Section 10.16 Rules of Interpretation. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under, and all accounting determinations hereunder shall be made in accordance with, GAAP. Unless otherwise specified, all references herein to “Articles,” “Sections,” “Exhibits,” “Annexes” or “Schedules” are to Articles, Sections, Exhibits, Annexes or Schedules of this Agreement. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein,” “hereunder” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. “Shall” and “will” mean “must,” and shall and will have equal force and effect and express an obligation. “Writing,” “written” and comparable terms refer to printing, typing, and other means of reproducing in a visible form. The table of contents and headings, titles and captions contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References herein to this Agreement mean this Agreement as from time to time amended, modified or supplemented, including by waiver or consent. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent. Any reference to an Applicable Law herein shall include any amendment thereof or any successor thereto and any Regulations promulgated thereunder. References to a Person are also to its permitted successors and assigns. Each Party acknowledges that this Agreement was negotiated by it with the benefit of representation by legal counsel, and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall not apply to any construction or interpretation hereof. References in this Agreement to “consistent with past practice” shall mean consistent with past practice including as to time, frequency and amount. References in this Agreement to “consummation of an IPO” shall mean the date of consummation of the IPO without giving effect to any over-allotment option.

Section 10.17 Legal Representation.

(a)

In any dispute or proceeding arising after the Closing under or in connection with this Agreement or any the other agreement contemplated hereby, the parties agree that any of the GSAM Entities shall have the right, at their election to retain Fried Frank to represent them in such matter, and the GSRP Parties (on behalf of themselves, their respective Affiliates, directors, officers, employees and representatives and their respective successors and assigns) hereby irrevocably waive and consent to any such representation in any such mater.

(b)

Each of the Parties further agrees that, as to all communications among Fried Frank, the GSRP Entities, the attorney-client privilege, the expectation of client confidence and all other rights to any evidentiary privilege belong to the GSAM Entities and shall not pass to or be claimed by the GSRP Entities or any of their Affiliates.

(c)

If the transactions contemplated by this Agreement and the other agreements contemplated hereby are consummated, the GSRP Entities shall have no right of access to or control over any of Fried Frank’s records related to such transactions, which shall become the property of (and be controlled by) GSAM; it would be impracticable to remove from the records (including emails and other electronic files) of the GSRP Entities any privileged communications with Fried Frank. The GSRP Parties agree, on behalf of themselves and

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

their Affiliates, not to access, review or otherwise use, examine or rely upon such privileged communications that may remain in the records of the GSRP Entities, and the Parties agree that no attorney-client privilege, attorney work product or other privilege or protection is waived or intended to be waived by allowing such material to remain in the files of the GSRP Entities.

(d)

Furthermore, in the event of a dispute between any GSAM Entity, on the one hand, and the GSRP Entities, on the other hand, arising out of or relating to any matter in which Fried Frank acted for them both, none of the attorney-client privilege, the expectation of client confidence or any other rights to any evidentiary privilege will protect from disclosure to the GSAM Entities, any information or documents developed or shared during the course of Fried Frank’s joint representation of the GSAM Entities and the GSRP Entities.

[The remainder of this page is intentionally left blank.]

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

IN WITNESS WHEREOF, each of GSRP Holdings, OpCo, GSRP, GSAM and GSAM Holdings II have executed and delivered this Internalization Agreement or caused this Internalization Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GSRP PARTIES:

MN8 Energy, Inc.

By:	/s/ Tim Leach
Name:	Tim Leach
Title:	Sole Director

Goldman Sachs Renewable Power Operating Company LLC

By:	Goldman Sachs Renewable Power LLC, its managing member

By:	/s/ Tim Leach
Name:	Tim Leach
Title:	Chairman of the Board

Goldman Sachs Renewable Power LLC

By:	/s/ Tim Leach
Name:	Tim Leach
Title:	Chairman of the Board

[Signature Page to Internalization Agreement]

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

GSAM ENTITIES:

Goldman Sachs Asset Management, L.P.

By:	/s/ Raanan A. Agus
Name:	Raanan A. Agus
Title:	Vice President

GSAM Holdings II LLC

By:	/s/ Raanan A. Agus
Name:	Raanan A. Agus
Title:	Vice President

[Signature Page to Internalization Agreement]

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

Exhibit A

DEFINITIONS

“Adjusted EBITDA” means net income (loss) before interest expense, net, loss on extinguishment of debt, income tax expense, depreciation, amortization and accretion, restructuring and offering costs, contract amortization and acquisition and development costs.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person. For purposes of this definition (i) the GSAM Entities shall not constitute Affiliates of the GSRP Parties and (ii) the GSRP Parties shall not constitute Affiliates of the GSAM Entities.

“Affiliate Agreement” has the meaning set forth in Section 6.17.

“Agreement” has the meaning set forth in the Preamble.

“Amended OpCo LLC Agreement” has the meaning set forth in Section 2.05.

“Applicable Law” means any domestic or foreign federal, state or local statute, law (whether statutory or common law and including the Securities Laws), ordinance, rule, administrative interpretation, regulation, order (including any exemptive orders), writ, judgment or directive (including those of any self-regulatory organization) applicable to or legally binding on any of the GSAM Entities, the GSRP Parties, or any of their respective Affiliates, directors, employees or agents or other Person, as the case may be.

“Assigned Contracts” has the meaning set forth in Section 6.18.

“Assigned Contracts Documentation” has the meaning set forth in Section 6.18.

“Balance Sheet Date” has the meaning set forth in Section 5.06(a).

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

“Books and Records” has the meaning set forth in Section 6.12(a).

“Business” has the meaning set forth in the Recitals.

“Business Day” means any day other than a Saturday, Sunday or day on which banks are permitted to close in the State of New York.

“Business Permits” has the meaning set forth in Section 5.10(b).

“Closing” has the meaning set forth in Section 3.01.

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

“Closing Date” has the meaning set forth in Section 3.01.

“Code” means the Internal Revenue Code of 1986, as amended.

“Compensation” has the meaning set forth in Section 6.03(b).

“Contract” means any contract, plan, undertaking, understanding, agreement, purchase order, license, sublicense, consent, lease, note, mortgage or other binding commitment, whether written or oral.

“Contributed Capital” means all amounts of capital contributed or deemed contributed to GSRP since its inception.

“Control” (including the terms “Controlled by”, “controlled” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or other equity or similar interests, as trustee or executor, by Contract or credit arrangement or otherwise.

“Controlled Affiliates” has the meaning set forth in Section 6.03(b).

“Enforceability Exceptions” has the meaning set forth in Section 4.02.

“Equity Rights” has the meaning set forth in Section 5.05(c).

“Equity Valuation” means, in respect of a Sale, SPAC Transaction, Reverse Merger or Triggering Event, the value received by the equity holders of the GSRP Entities in connection with such transaction (whether directly or indirectly following a distribution by the GSRP Entities of such consideration), including (i) any cash consideration to be paid by the counterparty or to be distributed by the GSRP Entities in connection with such transaction, (ii) for any common stock of the counterparty that is listed on a National Securities Exchange, the value of any such common stock to be issued by the counterparty (or issued by any entity newly formed for the purpose of owning the combined business of the GSRP Entities and the counterparty), with such common stock being valued at the volume weighted average trading price for the common stock of the counterparty for the ten trading days immediately preceding the second trading day prior to the closing of such transaction (on any applicable split adjusted basis), and (iii) for all other securities and assets, the fair market value of such securities and assets to be paid by the counterparty as of the time the definitive documents for such transaction are executed as determined by the GSRP Board, subject to the GSAM’s right to dispute such value to an independent valuation firm pursuant to the Valuation Dispute Procedures. The value of any amounts to be paid by the counterparty contingent upon future events shall be determined by the GSRP Board for purposes of the Equity Valuation calculation, subject to GSAM’s right to dispute such fair market value to an independent valuation firm pursuant to the Valuation Dispute Procedures.

“Exchange Act” means the Securities Exchange Act of 1934.

“Existing Commitments” has the meaning set forth in Section 6.01(b).

“Fernandez” has the meaning set forth in Section 2.01.

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

“Financial Statements” has the meaning set forth in Section 5.06(a).

“Fried Frank” has the meaning set forth in Section 10.03.

“Fundamental Representations” when used with respect to (a) the GSAM Entities means the representations and warranties set forth in Section 4.01 (Organization); Section 4.02 (Authority); Section 4.03 (No Violations); and Section 4.11 (Brokers and Finders); and (b) the GSRP Parties means the representations and warranties set forth in Section 5.01 (Organization); Section 5.02 (Authority); Section 5.03 (No Violations); Section 5.05(a) (Capital Structure; Subsidiaries); and Section 5.12 (Brokers and Finders).

“GAAP” means generally accepted accounting principles in the United States.

“Goldman Names” has the meaning set forth in Section 6.16.

“Goldman Names and Marks” has the meaning set forth in Section 6.16.

“Governmental Authority” means any government or governmental or regulatory body thereof, or political subdivision thereof, whether foreign, federal, state, or local, or any agency, instrumentality or authority thereof, any multinational, supra-national or quasi-governmental entity, body or authority, any regulatory authority, any self-regulatory organization, any court, arbitration tribunal or arbitrator (public or private) or any other entity exercising executive, legislative, judicial, taxing, regulatory or policing powers or functions of or pertaining to government (or any department, bureau or division thereof).

“GSAM Director” has the meaning set forth in Section 2.08.

“GSAM Entities” has the meaning set forth in the Preamble.

“GSRP Holdings” has the meaning set forth in the Preamble.

“GSAM Holdings” has the meaning given to such term in Section 4.12

“GSAM Holdings II” has the meaning set forth in the Preamble.

“GSAM Observer” has the meaning set forth in Section 2.08.

“GSAM Representatives” has the meaning set forth in Section 6.05.

“GSAM Subject Employees” has the meaning set forth in Section 2.02(a).

“GSRP” has the meaning set forth in the Preamble.

“GSRP Benefit Plans” has the meaning set forth in Section 2.02(c).

“GSRP Board” means the board of directors of GSRP.

“GSRP Disclosure Letter” means the GSRP Disclosure Letter dated as of the date hereof and delivered by the GSRP Parties to GSAM simultaneously with the signing of this Agreement.

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

“GSRP Entities” means the GSRP Parties and their Subsidiaries.

“GSRP Holdings” has the meaning set forth in the Preamble.

“GSRP Holdings Board” means the board of directors of GSRP Holdings.

“GSRP LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of GSRP dated February 9, 2018, as amended.

“GSRP Party” has the meaning set forth in the Preamble.

“GSRP Restricted Parties” has the meaning set forth in Section 6.03(b).

“Indebtedness” of any Person means, without duplication, the following obligations: (i) all obligations for borrowed money, including accrued but unpaid interest thereon, (ii) all obligations evidenced by bonds, debentures, notes or other similar instruments (whether or not convertible), including accrued but unpaid interest thereon, (iii) all obligations to pay the deferred purchase price of property or services with respect to which such Person is liable to pay as of the time of determination (and specifically excluding any obligations contingent upon achievement of milestones that are not yet due and payable), (iv) all obligations as lessee that would be required to be capitalized in accordance with GAAP, (v) all negative balances in bank accounts and all overdrafts, (vi) all obligations under indentures or arising out of any swap, option, derivative, hedging or similar arrangement, (vii) all underfunded or unfunded long-term Liability as of such time with respect to any compensation plan and the long-term amount of any shortfall in payments to unions for pension plans and medical plan contributions, (viii) all obligations in connection with any letter of credit, banker’s acceptance, guarantee, surety, performance or appeal bond, or similar credit transaction and (ix) obligations arising under title retention agreements.

“Information Statement” has the meaning set forth in Section 6.10(a).

“Internalization Transactions” has the meaning set forth in the Recitals.

“Investment Management Activities” has the meaning set forth in Section 6.03(b).

“IPO” means (a) a Traditional IPO, (b) a SPAC Transaction or (c) a Reverse Merger, where, (i) in the case of a Traditional IPO, the price to the public in the underwriting agreement for such offering multiplied by the number of shares of common stock of GSRP Holdings issued in the Pre-IPO Issuance, and, in the case of a SPAC Transaction or Reverse Merger, the Equity Valuation, is not less than (ii) the greater of (x) a 1.75x multiple of the aggregate amount of Contributed Capital as of the date of pricing of such offering with respect to a Traditional IPO and as of the date of closing with respect to a SPAC Transaction or a Reverse Merger and (y) the amount required to result in the Special Interest Member receiving not less than one hundred percent (100%) of the catch-up distributions specified in Section 4.4.2(c) of the Amended OpCo LLC Agreement.

“IPO Entity” means any entity formed pursuant to a reorganization of GSRP and any of its Affiliates for the purpose of effecting an IPO with respect to the equity securities of such IPO Entity that has been approved by the GSRP Board.

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

“Knowledge” and any correlative term means (a) with respect to any GSRP Party, the actual or constructive knowledge of any of the following individuals: Jon Yoder, David Fernandez, Patrick McAlpine, Jordan Meer and Moe Hanifi and (b) with respect to any GSAM Entity, the actual or constructive knowledge of any of the following individuals: Raanan Agus, solely with respect to Section 4.07, Marissa Grand and, solely with respect to Section 4.08, Quinn MacNulty.

“Landlord” has the meaning set forth in Section 2.06.

“Latest Balance Sheet” has the meaning set forth in Section 5.06(a).

“Lease” has the meaning set forth in Section 2.06.

“Lease Assignment” has the meaning set forth in Section 2.06.

“Leased Premises” has the meaning set forth in Section 2.06.

“Leverage Ratio” as of a specific date, means Net Debt of the GSRP Entities on a consolidated basis as of the most recently practicable date for which financial information is available divided by Adjusted EBITDA of the GSRP Entities on a consolidated basis for the immediately preceding four fiscal quarters for which the financial statements of the GSRP Entities are available. GSRP may elect to calculate the Leverage Ratio on a pro forma basis to give effect to any material acquisition or disposition for which financial information is available occurring since the beginning of the four fiscal quarters used to calculate Adjusted EBITDA as if such transaction occurred on the first day of such four fiscal quarter period.

“Liability” means any Indebtedness, liability or obligation (whether direct or indirect, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether matured or unmatured, whether determined or determinable, whether disputed or undisputed, whether liquidated or unliquidated, whether due or to become due and whether in contract, tort, strict liability or otherwise), including any liability for Taxes.

“Lien” means any mortgage, pledge, security interest, encumbrance, lien (statutory or otherwise), claim, conditional sale agreement, or charge of any kind (including any agreement to give any of the foregoing); provided, however, that the term “Lien” shall not include (i) statutory liens for Taxes, which are not yet due and payable, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pension or other social security programs mandated under Applicable Law, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, and (v) restrictions on transfer of securities imposed by applicable Securities Laws.

“Litigation” means any action, including any pending or threatened litigation, disputes as to payment, cease and desist letter, complaint, petition, charge, grievance, audit, investigation, inquiry, mediation, demand, suit, arbitration proceeding, administrative or regulatory proceeding, citation, summons or subpoena of any nature, civil, criminal, regulatory or otherwise, in law or in equity.

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

“Losses” means any damages, losses, charges, diminution in value, Liabilities, Litigation, payments, judgments, settlements, assessments, deficiencies, Taxes, interest, penalties, fines, interest and costs and expenses (including out of pocket disbursements and expenses of investigations, enforcement and collection and reasonable attorneys’ fees and accountants’ fees).

“Management Agreement” has the meaning set forth in the Recitals.

“Material Adverse Effect” means any event, circumstance, condition, change, development or effect that has had or would reasonably be expected to have, individually or in the aggregate, (a) a material adverse effect on the business, or on the condition (financial or otherwise), results of operations or prospects of the Business of the GSRP Entities or (b) a material adverse effect on the ability of the GSRP Parties to timely perform their obligations under this Agreement.

“Maximum Premium” has the meaning set forth in Section 6.11(a).

“Member Approval” means a Majority in Interest (as that term is defined in the GSRP LLC Agreement in effect as of the date of this Agreement) of the members of GSRP shall have approved or consented (which approval or consent may be obtained by a member’s failure to object in writing after fifteen (15) calendar days’ notice of the Agreement, or such other time period as may be provided for by agreement between GSRP and such member) to the consummation of the Internalization Transactions.

“Merger” has the meaning set forth in Section 9.04.

“National Securities Exchange” means any nationally or globally recognized securities exchange.

“Net Debt” means any obligation of the GSRP Entities under the definition of Indebtedness.

“New D&O Insurance” has the meaning set forth in Section 6.11(b).

“New Securities” has the meaning set forth in Section 10.01(a).

“New York Courts” has the meaning set forth in Section 10.12(a).

“Non-Compete Change of Control” means, in one or a series of related transactions, (i) any “person” or “group” of related persons (as such terms are used in Section 13(d) of the Exchange Act) (other than the GSRP Parties and their Controlled Affiliates) is or becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the equity of the Public Entity that is at the time entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of the board of directors (or similar governing body) of the Public Entity, or (ii) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the GSRP Parties and their Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d) of the Exchange Act) other than the GSRP Parties and their Controlled Affiliates.

“Non-Compete Period” has the meaning set forth in Section 6.03(b).

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

“Notes Purchase Agreement” means the Notes Purchase Agreement, dated January 30, 2020, by and among GSRP Portfolio I LLC, a Delaware limited liability company, and the Purchasers listed in the Purchaser Schedule thereto.

“OpCo” has the meaning set forth in the Preamble.

“OpCo LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of OpCo dated February 9, 2018, as amended.

“Order” means any judgment, order, decision, writ, injunction, ruling or decree of, or any settlement under the jurisdiction of, any Governmental Authority.

“Organizational Documents” means the articles of incorporation or certificate of formation, bylaws or operating agreement or other similar instruments of a Person.

“Outside Date” has the meaning set forth in Section 8.01(b).

“Party” or “Parties” has the meaning set forth in the Preamble.

“Permitted Business Sectors” has the meaning set forth in Section 6.01(l).

“Permits” means all permits, licenses, registrations, agreements, waivers, authorizations, and other similar consents of a Governmental Authority held, used or required to operate the business of the GSRP Entities.

“Person” means an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company, joint venture other entity or group (as defined in Section 12(d)(3) of the Exchange Act).

“Pre-IPO Tax Returns” has the meaning set forth in Section 9.01.

“Preemptive Rights Notice” has the meaning set forth in Section 10.01(c).

“Preemptive Rights Purchaser” has the meaning set forth in Section 10.01(d).

“Pre-IPO Issuance” has the meaning set forth in Section 9.04.

“Privileged Information” has the meaning set forth in Section 6.15.

“Public Entity” means following (i) a Traditional IPO or (ii) a SPAC Transaction or a Reverse Merger, the issuer whose common equity is listed for trading on a National Securities Exchange immediately following closing of such transaction that was a party to, or created as a result of, such transaction.

“PWM Clients” has the meaning set forth in Section 6.03(c).

“QBI” has the meaning given to such term in Section 4.12

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

“QBI Agreement” means the Share Purchase Agreement of shares of QBI between OpCo and GSAM Holdings dated on or about the date hereof.

“QBI Contracts” has the meaning given to such term in Section 4.12

“Qualified Replacement Manager” has the meaning given to such term in the Notes Purchase Agreement.

“Registration Statement” means the Registration Statement on Form S-1 confidentially submitted by GSRP Holdings to the Securities and Exchange Commission on February 4, 2022 and all amendments and supplements thereto from time to time.

“Regulation” means any rule, regulation, policy or interpretation of any Governmental Authority having the effect of Applicable Law.

“Restricted Period” has the meaning set forth in Section 6.03(a).

“Restricted Third Parties” has the meaning set forth in Section 6.03(b).

“Reverse Merger” means any transaction or series of related transactions, however structured but excluding any SPAC Transaction, between one or more of the GSRP Entities and a counterparty whose equity is listed on a National Securities Exchange, and where, as a result of and immediately following closing of such transaction, the equityholders of the GSRP Parties own a majority of the issued and outstanding equity of the Public Entity.

“Sale” has the meaning set forth in the Amended OpCo LLC Agreement.

“Securities Laws” means the Securities Act of 1933, the Exchange Act, state “blue sky” securities Applicable Laws and all similar foreign securities Applicable Laws, and the rules and regulations promulgated thereunder.

“Senior Employee Restrictions” has the meaning set forth in Section 6.03(b).

“Shared Privileges” has the meaning set forth in Section 6.15(c).

“SIP” has the meaning set forth in Section 2.02(b).

“SPAC Transaction” means any transaction or series of related transactions in which a “special purpose acquisition company” or other “blank check” vehicle with common equity listed for trading on a National Securities Exchange and formed for the purpose of acquiring one or more businesses acquires or merges with or into a GSRP Entity in an initial business combination, including an acquisition of such a vehicle by a GSRP Entity or an acquisition of a GSRP Entity by an entity formed by such a vehicle to act as a parent successor entity to such vehicle, irrespective of the form of transaction.

“Special Interest Issuance” has the meaning set forth in Section 4.09.

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

“Subject Intellectual Property” means all intellectual property required for the GSRP Entities to operate the Business in the ordinary course following the Closing Date, and for which GSAM or its Affiliates exclusively own all right, title and interest in and to such intellectual property and which was created, developed or procured by GSAM or its Affiliates for the primary purpose of the GSRP Entities’ use.

“Subsidiary” of any Person means any corporation, partnership, joint venture, limited liability company, trust, unincorporated organization, association or other legal entity of which such Person (i) owns, directly or indirectly, greater than 50% of the stock or other equity interests the holder of which is generally entitled to vote as a general partner or for the election of the board of directors or managers or other governing body of a corporation, partnership, joint venture, limited liability company, trust, unincorporated organization, association or other legal entity or (ii) has any arrangement, understanding or agreements entitling such Person to vote as a general partner or for the election of a majority of the board of directors or managers or other governing body of a corporation, partnership, joint venture, limited liability company, trust, unincorporated organization, association or other legal entity.

“Tax Return” means returns, reports, forms and information statements, including any schedule or attachment thereto and any amendment thereof, with respect to Taxes required to be filed with the U.S. Internal Revenue Service or any other Governmental Authority or taxing authority or agency, domestic, state, local or foreign, including separate, consolidated, combined and unitary tax returns.

“Tax” or “Taxes” means taxes, duties, fees, premiums, assessments, imposts, levies and other similar charges in the nature of a tax imposed by any federal, state, county, local or foreign Governmental Authority, including, but not limited to, those on or measured by or referred to as income, franchise, profits, gross receipts, goods and services, capital, ad valorem, advance, corporation, alternative or add-on minimum taxes, estimated, environmental, disability, registration, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers’ compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, custom duties, and interest, penalties and additions to tax imposed with respect to any of the foregoing.

“Tenant” has the meaning set forth in Section 2.06.

“Traditional IPO” means the sale, in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act, of GSRP Holdings equity interests (or other equity securities of GSRP Holdings or an IPO Entity) pursuant to which such equity interests (or other equity securities) are listed on any nationally or globally recognized securities exchange.

“Transferring Employees” has the meaning set forth in Section 2.02(b).

“Triggering Event” has the meaning set forth in Section 10.01(a).

“TSA” has the meaning set forth in the Recitals.

“Valuation Dispute Procedures” means the rules set forth on Exhibit H.

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

“Yoder” has the meaning set forth in Section 2.01.

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

Exhibit B

AMENDED GSRP LLC AGREEMENT

[See attachment]

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

Exhibit C

AMENDED OPCO LLC AGREEMENT

[See attachment]

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

Exhibit D

FORM OF TRANSITION SERVICES AGREEMENT

[See attachment]

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

Exhibit E

FORM OF LEASE ASSIGNMENT AGREEMENT

[See attachment]

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

Exhibit F

FORM OF BOARD OBSERVER AGREEMENT

[See attachment]

CONFIDENTIAL TREATMENT REQUESTED

PURSUANT TO 17 C.F.R. SECTION 200.83

Exhibit G

FORM OF REGISTRATION RIGHTS AGREEMENT

[See attachment]